As filed with the Securities and Exchange Commission on March 23 , 2010

Registration No. 333-164900

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S -1/A
(Amedment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORLDWIDE ENERGY & MANUFACTURING USA, INC.

 (Exact Name of Registrant as Specified in its Charter)

Colorado	3990	77-0423745

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

408 N. Canal Street
South San Francisco, CA 94080
(650) 794-9888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy Wang
Chief Executive Officer
408 N. Canal Street
South San Francisco, CA 94080
(650) 794-9888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference, LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
	AMOUNT TO	MAXIMUM	MAXIMUM
TITLE OF EACH CLASS OF	BE	OFFERING	AGGREGATE	AMOUNT OF
SECURITITES TO BE	REGISTERED	PRICE PER	OFFERING	REGISTRATION
REGISTERED	(1)	SHARE (2)	PRICE	FEE

Common stock, no par value per share (3)	1,970,956	$4.85	$9,559,137	$681.57

Common stock, no par value per share (4)	2,075,613	$4.85	$10,066,723	$717.76

Total	4,046,569	$4.85	$19,625,860	$1,399.32*
_______________

*previously paid

(1)
In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average high and low prices of the common stock of the Registrant as reported on the OTC Bulletin Board on February 11, 2010.

(3)	Represents shares of the Registrant’s common stock being registered for resale that are issuable to the selling stockholders named in the prospectus or a prospectus supplement.

(4)
Represents shares of the Registrant’s common stock being registered for resale that are issuable to the selling stockholders named in the prospectus or a prospectus supplement upon exercise of outstanding warrants to purchase shares of common stock, including warrants exercisable into 104,657 shares of common stock issued to the placement agent.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THERAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MARCH 23, 2010

WORLDWIDE ENERGY & MANUFACTURING USA, INC.

4,046,569 Shares of Common Stock

This prospectus relates to the resale of up to 4,046,569 shares of our common stock by the selling stockholders identified under the section entitled “Selling Stockholders” in this prospectus. The shares of common stock offered by this prospectus consist of (i) 1,970,956 shares of our common stock and (ii) 2,079,613 shares of our common stock issuable upon exercise of outstanding warrants.

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. It is anticipated that the selling stockholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” beginning on page 39). We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. The selling shareholders and placement agents may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the selling shareholders or placement agents’ exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Our common stock is quoted on the Over-the-Counter Bulletin Board, commonly known as the OTCBB, under the symbol “WEMU.OB.” On March 22, 2010, the last sale price of our common stock on the OTCBB was $6.05 per share.

No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. None of the proceeds from the sale of common stock by the selling stockholder will be placed in escrow, trust or any similar account. There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering other than customary brokerage and sales commissions. The selling stockholders will pay no offering expenses other than those expressly identified in this prospectus.

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2010

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus.

In this prospectus, unless the context requires otherwise, references to the “Company,” “WEMU,” “we,” “our” and “us,” refer to Worldwide Energy & Manufacturing USA, Inc., a Colorado corporation together with its subsidiaries.

Company History

We were incorporated under the laws of the State of Colorado on March 17, 2000 as Tabatha III, Inc.  We changed our name to Worldwide Manufacturing USA, Inc. on November 4, 2003.  On February 4, 2008 we changed our name to Worldwide Energy and Manufacturing USA, Inc. to better reflect our business plan to engage in the solar module market. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to our identification of Worldwide Manufacturing USA, Inc., a privately held California corporation (“Worldwide USA”) as an acquisition target, our only business activities were the organizational activities described above, including the filing of a registration statement on Form SB-2 under the Securities Exchange Act of 1934, and our efforts to locate a suitable business opportunity for acquisition.

On September 30, 2003, we acquired all of the issued and outstanding common stock of Worldwide USA in a share exchange transaction. We issued 27,900,000 shares of common stock in the share exchange transaction for 100%, or 10,000, of the issued and outstanding shares of Worldwide USA’s common stock. As a result of the share exchange transaction, Worldwide USA became our wholly owned subsidiary.

The former stockholders of Worldwide USA acquired 93% of our issued and outstanding common stock as a result of the completion of the share exchange transaction. Therefore, although Worldwide USA became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Worldwide USA, whereby Worldwide USA is deemed to be the accounting acquirer and is deemed to have adopted our capital structure. No finder’s fee was paid to any person in connection with the transaction.

All operating activities are carried out through our subsidiaries located in and around Shanghai, Ningbo and Nantong, China which include:

1.	Shanghai Intech Electro-Mechanical Products Co. Ltd., wholly owned subsidiary of Worldwide Energy and Manufacturing USA, Inc.,
2.	Shanghai Intech-Tron Electric & Electronics Company Ltd., 55% owned by Worldwide Energy and Manufacturing USA, Inc,
3.	Shanghai Detron Electric & Electronics Co., Ltd., 100% owned by Shanghai Intech-Tron Electric and Electronics Co.,
4.	Shanghai Intech Precision Machinery Co., Ltd.,51% owned by Shanghai Intech Electro Mechanical Products Co. and 49% owned by Worldwide Energy and Manufacturing USA, Inc.,
5.	Shanghai Shutai Precision Casting Co., Ltd., 55% owned by Shanghai Intech Electro-Mechanical Products Co. and 45% owned by Worldwide Energy and Manufacturing USA, Inc.,
6.	Worldwide Energy and Manufacturing (Ningbo) Co., Ltd.,100% owned by Worldwide Energy and Manufacturing USA, Inc., and
7.	Worldwide Energy and Manufacturing (Nantong) Co., Ltd., 100% owned by Worldwide Energy and Manufacturing USA, Inc.

Business Overview

The Company, together with its Chinese subsidiaries, is a contract manufacturer, engineering firm and direct manufacturer. A contract manufacturer supplies components and assemblies, either through direct manufacturing or through sub contracting to other manufacturers, according to the customers’ designs, drawings and quality criteria.  When utilizing our subcontractors, they will provide the plant, equipment, manufacturing working capital and factory labor and we provide the sales, management, production control and technical support for the products. Our goal is to provide timely delivery and high quality components at manufacturing costs less than what our customers would pay for similar parts in the United States. Our recently created (February 2008) Solar Division markets and sells Photovoltaic (PV) Solar Modules, either manufactured by one of our two solar subsidiaries or through subcontractors certified to produce under the AmeriSolar brand.

For the nine months ended September 30, 2009, we reported revenues of approximately $39.2 million, an increase of 25.1% from revenues of approximately $31.3 million reported for the nine months ended September 30, 2008.  The majority of this growth ($7.9 million) is attributable to our Solar Division.

For the year ended December 31, 2008, we reported revenues of approximately $45.9 million, an increase of 278% from revenues of approximately $12.1 million reported for the year ended December 31, 2007. Again, the majority of this growth ($31.0 million) was generated by our Solar Division.

Our principal executive offices are located at 408 N. Canal Street South San Francisco, CA 94080 and our telephone number is (650) 794-9888.  We maintain a website at www.wwmusa.com which contains a description of our company, but such website is not part of this prospectus. Please note that you should not view such website as part of this prospectus and should not rely on such website in making a decision to invest in our common stock.

The Offering

Common stock offered by the selling stockholders:	4,046,569 shares (1)

Common stock outstanding:	(2) 3,671,611

Use of proceeds:
We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. The selling shareholders and placement agents may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the selling shareholders or placement agents’ exercise the Warrants on a cashless basis, then we will not receive any proceeds.

Risk factors:
An investment in our common stock involves a high degree of risk. You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

OTC Bulletin Board symbol:	WEMU.OB

(1)	Represents (i) 1,970,956 shares of our common stock and (ii) 2,075,613 shares of our common stock issuable upon exercise of outstanding warrants.
(2)
Represents the number of shares of our common stock outstanding as of March 23, 2010, and excludes:
•   1,970,956 shares of our common stock, which shares are being offered by this prospectus;
•   2,075,613 shares of our common stock underlying outstanding warrants that are being offered by this prospectus;

Issuance of Shares to the Selling Stockholders

On January 26, 2010, we entered in a securities purchase agreement with certain accredited investors pursuant to which we issued and sold 1,777,777 of our common stock and warrants to purchase an aggregate of 1,777,777 shares of our common stock for an aggregate purchase price of $8,000,000.

On February 9, 2010, we entered into an amendment agreement with approximately 74% of such accredited investors to amend the transaction documents to increase the maximum amount of securities sold to $9,000,000.  On February 9, 2010, we entered into a second securities purchase agreement with certain accredited investors pursuant to which we issued and sold 193,179 shares of our common stock and warrants to purchase an aggregate of 193,179 shares of our common stock for an aggregate purchase price of $869,307.

Ladenburg Thalmann & Co., Inc. acted as the lead placement agent on the private placement and received warrants to purchase 104,657 shares of common stock, which are being offered by this prospectus.

The warrants are exercisable for a term of five years at an exercise price of $5.65 per share.  The warrants also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.  The warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock.

We have entered into a registration rights agreement with the investors pursuant to where we are obligated to file a “resale registration statement” with the SEC within 30 days of the closing of the transaction and cause the effectiveness therefore within 120 days. Notwithstanding certain circumstances, the failure of us to perform the foregoing could result in our having to pay liquidated damages to the investors.

Additionally, as further consideration for the transaction, we, along with the investors, entered into a make good escrow agreement with certain insiders of the Company who placed an aggregate of 1,970,956 shares of the Company’s common stock into escrow, to be distributed if certain financial milestones of the Company are not met.  Pursuant to the terms of the make good escrow agreement, if the Adjusted EBITDA reported in the Company’s 2010 Annual Report is less than $4,000,000, then the investors shall be entitled to receive on a “pro rata” basis, determined by dividing each investor’s investment amount by the aggregate of all investment amounts delivered to us by the investors, for no consideration other than their part of their respective investment amount at closing, some or all of the escrow shares determined according to the following formula:

E	Minus	C
((A / B) X D)
For the purposes of the foregoing formula:
A = 2010 Adjusted EBITDA
B = 2010 EBITDA Milestone
C = Total number of shares issued to the selling stockholders
D = 4.50
E = Total Investment Amount

RISK FACTORS

Investing in our common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below and other information contained in this prospectus before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operations may be materially adversely affected. If this were to happen, the trading price of our common stock could decline significantly and investors in our common stock might lose all or a part of their investment.

Risks Related to Business Operations

We may be unable to manage our growth.

We are planning for rapid growth and intend to aggressively expand operations. The growth in the size and geographic range of our business will place significant demands on management and our operating systems. Our ability to manage growth effectively will depend on our ability to attract additional management personnel; to develop and improve operating systems; to hire, train, and manage an employee base; and to maintain adequate service capacity. Additionally, the proposed expansion of operations may require hiring additional management personnel to oversee procurement duties. We will also be required to rapidly expand operating systems and processes in order to support the projected increase in product demand. There can be no assurance that we will be able to effectively manage growth and build the infrastructure necessary to achieve growth as management has forecasted.

The strategy of acquiring complementary businesses and assets may fail which could reduce our ability to compete for customers.

As part of our business strategy, we have pursued, and intend to continue to pursue, selective strategic acquisitions of businesses, assets and technologies that complement our existing business. We intend to make other acquisitions in the future if suitable opportunities arise. Acquisitions involve uncertainties and risks, including:

•	potential ongoing financial obligations and unforeseen or hidden liabilities;

•	failure to achieve the intended objectives, benefits or revenue-enhancing opportunities;

•	costs and difficulties of integrating acquired businesses and managing a larger business; and

•	diversion of resources and management attention.

The failure to address these risks successfully may have a material adverse effect on our financial condition and results of operations. Any such acquisition may require a significant amount of capital investment, which would decrease the amount of cash available for working capital or capital expenditures. In addition, if we use our equity securities to pay for acquisitions, we may dilute the value of your shares. If we borrow funds to finance acquisitions, such debt instruments may contain restrictive covenants that could, among other things, restrict us from distributing dividends. Such acquisitions may also generate significant amortization expense related to intangible assets.

 Resale of our securities may be difficult because there may not be sufficient market activity to provide liquidity of the Company’s shares.

There is no assurance that the market for the Company’s shares will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares.

A few customers and suppliers account for a large percentage of our business. Therefore, the loss of any one customer or supplier  could reduce our sales significantly or impede our ability to comply with our manufacturing contracts, respectively.

In 2008, our six largest customers, Pramac Swiss SA, Enesystem Inc., Provent Solarpark, Pvline Gmbh, and Schueco International KG accounted for 72% of our consolidated business. In 2007, Joslyn Sunbank, Joslyn Manufacturing, Radiowaves Corporation, Teleflex Electrical, GE Transportation and Pacific Scientific accounted for approximately 48% of our consolidated net sales. Our five largest suppliers in 2008 were: Changzhou Trina Solar Energy, Zhejiang Shuqimeng Photo Voltaic, Jiangsu Aide Solar Energy Technology Co, Jiangyin Hareon Power Co., Ltd. and Baoding Tianwei Yingli New Energy Resource.  These represented approximately $23 million of our purchases from external suppliers, or approximately 75% of materials purchased by the Company. In 2007, our two largest material suppliers were Shanghai Huanxinnuo Electro-Mechanical Products Company (formerly named Shanghai Xinli Trading Company Ltd.) and Shanghai Machine Tool Co. Ltd. Together they accounted for $573,328 or 6.8% and $724,891 or 8.6% respectively of the total materials purchased by Worldwide. The loss of any one customer could significantly reduce our sales. The loss of one supplier could cause delays in our performance of contracts or reduce our gross margin if a substitute manufacturer could not deliver on time or at the same contract price.

Taxing authorities could modify our tax exemptions or challenge our tax allocations and require us to pay more taxes.

Our operations are predominantly located in China, where tax incentives have been extended to encourage foreign investment. Our effective tax rate could increase if these tax incentives are not renewed upon expiration or tax rates applicable to us are increased. Tax authorities in jurisdictions in the United States could challenge the manner in which profits are allocated between US and Chinese subsidiaries and if we do not prevail in any such challenge we will be required to pay more taxes

 Unforeseen changes in suppliers can result in losses of tooling deposits and other pre-production costs supporting our Contract Manufacturing Division.

In most cases the tool, die, or mold from which a part is made is paid for and owned by the customer, and is designed for a specific customer. We require our customers to provide a non-refundable down payment to cover tooling costs, including pre-production machine set-up costs. In the event that a supplier is unable to fulfill its production agreements with us, management believes that other suppliers can be found. However, a change in suppliers would cause a delay in the production process and could result in loss of tooling deposits and other supplier advances, causing Worldwide to not comply with the timely delivery requirements of our contract with our customer, and loss of tooling deposits will reduce our gross margin on the contract.

Doing business in China is subject to legal risks and political and economic changes over which we have no control.

Under its current leadership, the Chinese government has been pursuing economic reform policies. Changes in these policies or political instability could affect our ability to operate, to repatriate funds from China, or increase our costs of doing business or our tax rate. The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

We periodically enter into agreements governed by Chinese law. Unlike the United States, China has a civil law system based on written statutes in which judicial decisions have little precedential value. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, the government’s experience in implementing, interpreting and enforcing these recently enacted laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is uncertain. Furthermore, enforcement of the laws and regulations may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. These uncertainties mean that we cannot rely on legal protections to ensure that suppliers honor their contracts with us. If we suffer a loss because of breach of contract by a Chinese supplier, we might not be able to recover the loss.

Currency fluctuations can cause us significant losses.

Some of our costs such as payroll, material and equipment costs are denominated in Chinese Renminbi.  In addition, most of our solar module customers pay in Euros. Changes in the exchange rate between the Renminbi, Euros and the U.S. dollar will affect our costs of sales and operating margins.

Our success depends on our ability to retain key personnel.

Our present and future performance will depend on the continued service of senior management personnel, key sales personnel, and consultants. The key employees include Jimmy Wang, the Company’s Chief Executive Officer. The loss of the services of Mr. Wang could have an adverse effect on us.

We are dependent on third parties to transport our products, so their failure to transport the products could adversely affect our earnings, sales and geographic market.

We use third parties for the vast majority of our shipping and transportation needs. If these parties fail to deliver products in a timely fashion, including lack of available trucks or drivers, labor stoppages or if there is an increase in transportation costs, including increased fuel costs, it would have a material adverse effect on our earnings and could reduce our sales and geographic market.

We have limited business insurance coverage and potential liabilities could exceed our ability to pay them.

The insurance industry in the PRC is still at an early stage of development. Insurance companies in the PRC offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in the PRC. Any business disruption, litigation or natural disaster may result in substantial costs and the diversion of our resources.

Risks Related to Corporate Governance and Common Stock

Our common stock is classified as a “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our common stock will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

We are subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for the Company’s stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our common stock is subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

The market for penny stock has experienced numerous frauds and abuses which could adversely impact subscribers of our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

Our certificate of incorporation limits the liability of members of the Board of Directors.

Our certificate of incorporation limits the personal liability of the director of the Company for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, to the fullest extent allowed. We are organized under Colorado law. Accordingly, except in limited circumstances, our directors will not be liable to our stockholders for breach of their fiduciary duties.

Provisions of our certificate of incorporation, bylaws and Colorado corporate law have anti-takeover effects.

Some provisions in our certificate of incorporation and bylaws could delay or prevent a change in control of us, even if that change might be beneficial to our stockholders. Our certificate of incorporation and bylaws contain provisions that might make acquiring control of us difficult, including provisions limiting rights to call special meetings of stockholders and regulating the ability of our stockholders to nominate directors for election at annual meetings of our stockholders. In addition, our board of directors has the authority, without further approval of our stockholders, to issue common stock having such rights, preferences and privileges as the board of directors may determine. Any such issuance of common stock could, under some circumstances, have the effect of delaying or preventing a change in control of us and might adversely affect the rights of holders of common stock.

In addition, we are subject to Colorado statutes regulating business combinations, takeovers and control share acquisitions, which might also hinder or delay a change in control of us. Anti-takeover provisions in our certificate of incorporation and bylaws, anti-takeover provisions that could be included in the common stock when issued and the Colorado statutes regulating business combinations, takeovers and control share acquisitions can depress the market price of our securities and can limit the stockholders’ ability to receive a premium on their shares by discouraging takeover and tender offer bids, even if such events could be viewed by our shareholders or others as beneficial transactions.

Our internal financial reporting procedures are still being developed. During the fiscal year ending December 31, 2010, the Company will need to allocate significant resources to meet applicable internal financial reporting standards...

We have adopted disclosure controls and procedures that are designed to ensure that information required to be disclosed by us in the reports that we submit under the Securities Exchange Act of 1934, as amended, are recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act are accumulated and communicated to management, including principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure. We are taking steps to develop and adopt appropriate disclosure controls and procedures.

These efforts require significant time and resources. If we are unable to establish appropriate internal financial reporting controls and procedures, our reported financial information may be inaccurate and we will encounter difficulties in the audit or review of our consolidated financial statements by our independent auditors, which in turn may have material adverse effects on our ability to prepare consolidated financial statements in accordance with generally accepted accounting principles in the United States of America and to comply with SEC reporting obligations.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002. Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude the Company from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, in connection with, Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 (“AS 5”) which requires annual management assessments of the effectiveness of our internal controls over financial reporting.  Although we intend to augment our internal control procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404 and AS5. In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain effective internal controls could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Shareholders may have difficulty trading and obtaining quotations for our common stock.

Our common stock may not be actively traded, and the bid and ask prices for our common stock on the OTCBB may fluctuate widely. As a result, shareholders may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

 The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by the issuance of additional shares of common stock and other forms of equity securities in connection with future capital financings to fund business operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by the Company’s competitors;
•	our ability to take advantage of new acquisitions or other business initiatives;
•	fluctuations in revenue from our petroleum products;
•	changes in the market for petroleum products and/or in the capital markets generally;
•	changes in the demand for petroleum products, including changes resulting from the introduction or expansion of new petroleum products;
•	quarterly variations in our revenues and operating expenses;
•	changes in the valuation of similarly situated companies, both in our industry and in other industries;
•	changes in analysts’ estimates affecting us, our competitors and/or our industry;
•	changes in the accounting methods used in or otherwise affecting our industry;
•	additions and departures of key personnel;
•	announcements of technological innovations or new products available to our industry;
•	announcements by relevant governments pertaining to incentives for biodegradable product development programs;
•	fluctuations in interest rates and the availability of capital in the capital markets; and
•	significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in future offerings by us.
These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, and other factors. If results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

Risks Related to the Company’s Corporate Structure

PRC laws and regulations governing our business and the validity of certain contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions which could result in significant disruptions to our operations and/or our ability to generate revenues.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our vendors and customers. We are considered a foreign person or foreign enterprise under PRC law.  These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our business. We cannot assure our shareholders that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in China

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi (“RMB”) into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our cash receipts are primarily derived from cash transfers from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay cash or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our common stock.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. Our revenues and costs are denominated in RMB. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our RMB denominated financial assets into U.S. Dollars, as the U.S. Dollar is our reporting currency.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents, if applied to us, may subject the PRC resident shareholders of us or our parent company to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary's ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005 SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them.  In addition any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions. After the SAFE notice, an implementation rule on the SAFE notice was issued on May 29, 2007 which provides for implementation guidance and supplements the procedures as provided in the SAFE notice.

Due to lack of official interpretation of SAFE notice and implementation rules, some of the terms and provisions in the SAFE remain unclear and implementation by central SAFE and local SAFE branches of the SAFE notice has been inconsistent since its adoption.  Based on the advice of our PRC counsel and after consultation with relevant SAFE officials, we believe the PRC resident shareholders of our parent company, Worldwide Energy & Manufacturing USA, Inc., were required to complete their respective SAFE registrations pursuant to the SAFE notice.  Moreover, because of uncertainty over how the SAFE notice and its implementation rules will be interpreted and implemented, and how or whether SAFE notice and implementation rules will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our or our parent company's PRC resident beneficial holders. In addition, such PRC residents may not always complete the necessary registration procedures required by the SAFE notice.  We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our or our parent company's PRC resident beneficial holders or future PRC resident shareholders to comply with the SAFE notice, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary's ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

 In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

 This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We will not receive any proceeds from the sales by the selling stockholders.  We may receive proceeds from any exercise of outstanding warrants. The selling shareholders and placement agents may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the selling shareholders or placement agents exercise the Warrants on a cashless basis, then we will not receive any proceeds. Any proceeds received from the exercise of warrants will be used for general working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since June 1, 2004 and currently trades under the symbol "WEMU.OB”. The quotations reflect inter-dealer prices, without retail mark-ups, mark-downs, or commissions and may not necessarily represent actual transactions.

The closing price of our common stock on the OTC Bulletin Board on March 22, 2010 was $6.05 per share.

The following table sets forth the range of high and low sales prices as reported on the OTC Bulletin Board for the periods indicated.

	Sales Price
Year Ended December 31, 2009	High	Low
First quarter ended March 31, 2009	$4.45	$2.61
Second quarter ended June 30, 2009	$5.60	$2.85
Third quarter ended September 30, 2009	$7.50	$2.05
Fourth quarter ended December 31, 2009	$5.94	$3.05

	Sales Price
Year Ended December 31, 2008	High	Low
First quarter ended March 31, 2008	$10.01	$8.00
Second quarter ended June 30, 2008	$9.15	$6.50
Third quarter ended September 30, 2008	$8.00	$6.00
Fourth quarter ended December 31, 2008	$7.00	$3.25

Holders

As of March 23, 2010, an aggregate of 5,642,567 shares of our common stock were issued and outstanding and were owned by approximately 129 stockholders of record, based on information provided by our transfer agent.

Dividends

We have not paid any cash dividends to shareholders.  We are required to pay dividends on a quarterly basis to the holders of our outstanding series A preferred stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, unless required. We intend to reinvest earnings, if any, in our business operations.

Recent Sales of Unregistered Securities

On June 23, 2008, we issued 1,055,103 shares of common stock , 685,817 Series A Warrants of the Company (the “Series A Warrants”) and an aggregate of 369,286 Series B Warrants of the Company (the “Series B Warrants”), in connection with a financing... The Series A Warrants are exercisable for a period of 24 months from closing at an exercise price of $7.00 per share.  The Series B Warrants are exercisable for a period of 36 months from the closing at an exercise price of $9.00 per share.

On July 24, 2008, we  issued 56,006 shares of common stock , 36,404 Series A Warrants and an aggregate of 19,602 Series B Warrants, in connection with a financing.. The Series A Warrants are exercisable for a period of 24 months from closing at an exercise price of $7.00 per share.  The Series B Warrants are exercisable for a period of 36 months from the closing at an exercise price of $9.00 per share

On March 6, 2009, we issued 120,000 shares of its common stock to consultants, valued at $187,200, as part of their compensation for the consulting services. We amortized the consultancy fee of $187,200 over the 12-month term of the agreement from January 1, 2009 to December 31, 2009. The expense is $15,600 for each month and total stock-based compensation expense would have been $46,800 for the quarter ended March 31, 2009. However, on January 2, 2009, one of the consultants returned 4,000 shares to us for the work that he did not perform, valued at $14,680 or $3.67 per share, so the total for the quarter was $32,120.

On March 20, 2009, we issued 8,000 shares of its common stock in exchange for one unit investment of JK Advisors Fund LLC, of which 1,000 shares were paid to the broker arranging the sale and the remainder was distributed to the members of the fund.  On June 23, 2009, the Company and JK Advisors mutually agreed to cancel the transaction with no penalties or fees for either party.

On June 23, 2009, the Company issued a total of 12,100 restricted shares for services consisting of 1) 5,000 shares being issued to its outside independent Board of Directors, 2) 4,000 shares being issued for legal services, and 3) 3,100 shares being issued to employees in China.

On November 1, 2009, the Company issued 10,000 shares for financial consultancy services.

On January 11, 2010, the Company issued 40,000 shares as part of compensation packages for two employees.

On January 26, 2010, we issued an aggregate of 1,777,777 shares of common stock and warrants to purchase 1,777,777shares of common stock pursuant to a financing agreement, the terms of which are discussed herein.  In conjunction with such financing, we issued the placement agent a warrant to purchase 213,333 shares of common stock. The warrants are exercisable for a term of five years at an exercise price of $5.65 per share.  The warrants also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.  The warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock.

On February 9, 2010, we issued an aggregate of 193,179 shares of common stock and warrants to purchase 193,179 shares of common stock pursuant to a financing agreement, the terms of which are discussed herein.  In conjunction with such financing, we issued the placement agent a warrant to purchase 3,981 shares of common stock. The warrants are exercisable for a term of five years at an exercise price of $5.65 per share.  The warrants also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.  The warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock.

Equity Compensation Plan Information

We established a stock option plan for its employees on April 1, 2004 in order to attract and retain qualified employees on behalf of the Company, as well as provide employees with an opportunity to participate in the growth of the Company.  Worldwide approved the authorization of 200,000 shares. As of February 12, 2010, no option shares have been exercised under this plan and 105,283 previously issued options have been cancelled. The 2004 Stock Option Plan provides the opportunity for employees to purchase shares at $6.00.

The following table sets forth certain information as of February 12, 2010, with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	The weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	94,717	$6.00	0
Plans approved by
Security holders

Equity compensation	None	-	-
Plans not approved
By security holders
Total

Selected Financial Data

Summary Consolidated Financial Data

The following summary of consolidated statements of income data for the years ended December 31, 2008, 2007, 2006 and 2005 and the selected consolidated balance sheet data as of the years ended December 31, 2008, 2007, 2006 and 2005 are derived from, and are qualified by reference to, the audited consolidated financial statements of Worldwide that have been audited by Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firms, and that are included elsewhere in this report.

The following summary of consolidated financial information should be read in conjunction with our consolidated financial statements and related notes and the information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this report. Our historical results are not necessarily indicative of our results for any future periods.

(In U.S. dollars, except per share data)

	December 31, 2008 (restated)	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004	December 31, 2003
Statement of Income Data

Revenues	$45,913,957	$12,132,710	$11,409,300	$8,713,431	$6,700,593	$5,999,630

Cost of Sales	$39,746,286	$8,350,621	$8,022,875	$5,911,417	$4,153,368	$4,051,225

Operating Expenses	$4,389,883	$3,086,327	$2,183,056	$2,285,085	$1,777,379	$1,948,405

Income From Operations	$1,777,788	$695,762	$1,203,369	$516,929	$769,846	$520,777

Income Taxes	$(284,278)	$65,726	$38,937	$1,700	$256,492	$38,500

Net Income	$1,001,648	$575,674	$969,429	$581,166	$521,486	$540,872

Number of Shares Issued and Outstanding	3,493,512	2,047,363	2,030,863	2,024,002	2,011,842	2,000,000

Income from Operations Per Share	.65	.34	.59	.26	.38	.26

Weighted Average Number of Shares Outstanding	2,731,995	2,035,495	2,030,863	2,024,002	2,011,842	2,000,000

Net Income Per Share	.37	.28	.48	.29	.26	.27

	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004	December 31, 2003
Balance Sheet Data

Current Assets	$14,660,221	8,210,711	$6,599,094	$4,916,119	$2,199,978	$1,760,468

Total Assets	$19,133,009	8,762,841	$7,127,847	$5,427,736	$2,621,760	$2,562,792

Total Current Liabilities	$7,125,493	4,447,946	$3,562,899	$2,773,935	$1,311,219	$1,751,211

Total Long-Term Liabilities	$997,099	498,812	$522,024	$1,268	$16,827	$174,353

Total Shareholders’ Equity	$10,397,778	3,816,083	$3,042,924	$1,942,573	$1,293,714	$637,228

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") is designed to provide information that is supplemental to, and should be read together with, the Company’s consolidated financial statements and the accompanying notes contained in this Prospectus. Information in this Item 7 is intended to assist the reader in obtaining an understanding of the consolidated financial statements, the changes in certain key items in those financial statements from year to year, the primary factors that accounted for those changes, and any known trends or uncertainties that the Company is aware of that may have a material effect on the Company’s future performance, as well as how certain accounting principles affect the consolidated financial statements. MD&A includes the following sections:

•  Highlights and Executive Summary

•  Results of Operations—an analysis of the Company’s consolidated results of operations, for the two years presented in the consolidated financial statements

•  Liquidity and Capital Resources—an analysis of the effect of the Company’s operating, financing and investing activities on the Company’s liquidity and capital resources

•  Off-Balance Sheet Arrangements—a discussion of such commitments and arrangements

•  Critical Accounting Policies and Estimates—a discussion of accounting policies that require significant judgments and estimates

•  New Accounting Pronouncements—a summary and discussion of the Company’s plans for the adoption of relevant new accounting standards relevant

         The following discussion contains forward-looking statements that reflect the Company’s plans, estimates and beliefs. Actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this Prospectus particularly in "Special Note Regarding Forward-Looking Statements," "Market Data" and "Risk Factors."

Highlights and Executive Summary

We are an engineering, contract manufacturing and direct manufacturing company, primarily servicing customers globally for our solar modules and companies in the United States that outsource their smaller scale production orders for offshore production in China. From our inception in 1993 until 2005, we were strictly an intermediary or “middleman,” working with our customers and our subcontractors to assure that our customers received high quality components on a timely basis. While we still subcontract a significant portion of our business, since 2005 we have begun the transition to becoming a direct contract manufacturer, operating some of our own factories.

In the fourth quarter of 2005 we established a die-casting and machining factory through leasing an existing facility from a former supplier and initially investing approximately $500,000 to upgrade the equipment and manufacturing buildings. In these transactions we acquired assets, the expertise of the employees, the managers of the factories, and a portion of the existing customer base of those factories. In the third quarter of 2005, we also established an electronics manufacturing factory.

In February of 2008, Worldwide established a solar division that focuses on photovoltaic module technology under the brand name of “AmeriSolar.”  On February 4, 2008, we changed our name from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc. in order to reflect our expansion into the solar energy industry. The Company issued 300,000 restricted shares for the AmeriSolar brand name. Worldwide then leased a 129,167 square foot facility in Ningbo, China. The lease term is from July 18, 2008 to July 17, 2013.  This facility houses the production operations and R&D center for the Company’s solar division. This factory has the capability of producing approximately 60MW in solar modules per year.  By opening this factory we increased gross and net margins in our Solar Division. Furthermore, it will help us through the R&D department to continue to improve, develop and enhance our solar modules. We continue to explore opportunities as well as expand our solar sales and distribution network globally.  In mid-2009 we announced our plans to build a PV solar module factory in Nantong China.  Construction of Phase 1 will be complete in second quarter 2010 and has enough area for 100MW of production capacity.  This division generated $31.0 million in sales for the twelve month period ending December 31, 2008.

On August 15, 2008, we formed a new Company called Worldwide Energy and Manufacturing (Ningbo) Co. Ltd. (Ningbo), which is the solar energy research and development manufacturer of PV Solar Modules. This subsidiary operates out of the facility in Ningbo China as listed above.

On October 14, 2008, we completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”) through acquiring 55% of the outstanding capital stock of De Hong, a Chinese corporation, through our wholly owned subsidiary Intech Electro-Mechanical Products Co., Ltd., a China corporation (“Intech”). The terms of the Agreement dated February 3, 2008 were that Intech paid cash consideration of approximately $1 million dollars for a 55% interest in De Hong in two installments.  We funded the acquisition with some of the proceeds from the sale of 1,055,103 shares of its common stock, or $4,747,970, on June 23, 2008. After completion of the acquisition, the company changed the name of the subsidiary to Shanghai Intech-Tron Electric and Electronics Co., which owns the operating subsidiary Shanghai Detron Electric and Electronics Co.

Intech-Tron is a power supply factory in Shanghai, China with designing and R & D capabilities and their revenues were about $6.17 million for the twelve months ended December 31, 2008, and $ 4.1 million for the twelve months ended December 31, 2007.

On February 27, 2009, we established a new company called Worldwide Energy and Manufacturing (Nantong) Co. Ltd (Nantong).  This entity will operate out of our soon to be completed facility in Nantong China, as described above.

We made the transition to become a direct manufacturer in several product areas because we felt that as a contract manufacturer we were constrained in our growth. Many Fortune 500 and other large companies either cannot or choose not to work with contract manufacturers, preferring to go directly to the source that can manufacture the product and thereby avoid the additional expense of a middleman. This is particularly true for very large orders where the added cost of a middleman can have a material impact on the customer’s bottom line. As a result, our revenues have for the most part been limited to smaller scale production orders placed by companies that are not among the largest companies in the United States or elsewhere. Additionally, as a middleman we must share any potential gross profit with the subcontracting factory. Therefore, our customers are generally smaller, the orders they place are smaller, and the income and profit we can generate from those orders is of necessity limited because we are not directly manufacturing the products.. On the other hand, when we subcontract the actual manufacturing of our customers’ products and components, we do not need to hire factory employees, purchase materials, purchase and maintain manufacturing equipment or incur the costs of the manufacturing facilities. To some extent, these costs are built into the price charged by our subcontractors, but if we do not place orders, we do not incur those costs.

The establishment of these factories, including asset purchases and factory upgrades, was funded by three separate sources. The earlier acquisitions of the die cast and electronic factory primarily was financed by loans from Jimmy and Mindy Wang, our principal stockholders and executive officers, as well as increased lines of credit. Our credit line increased to $3,025,000 with Bank of the West from a $2,250,000 line with Wells Fargo during 2008.  The power supply company and the establishment of the two new solar module companies were funded by two equity transactions dated June 23 and July 24, 2008 where the Company raised approximately $5,000,000. In the future, we expect to continue to acquire or newly-establish factories that will give us the capability to manufacture those product lines our management believes are the most profitable.

With the continuing transition into direct manufacturing and the renewable energy field, we expect to continue to increase sales outside the United States, and in particular, increase the number of customers in PRC, other Asian markets and Europe. Our costs to establish and improve these factories will increase along with sales and profits.

The impact of our factory operations is as follows:

(i)
In February of 2008, Worldwide established a solar division that focuses on photovoltaic module technology under the brand name of “AmeriSolar.”   For the year ended December 31, 2008, this division generated $30,999,962 in sales with a net profit of $865,860. For the nine months ending September 31, 2009, this division delivered $29.4 million in revenue and $1.47 million in net profit.

(ii)
Our Diecast companies generated revenues of approximately $3,887,410 and a net income of $144,000 for the year ending December 31, 2008.  Revenues increased by $1,042,410 or approximately 36.6% over period ending December 31, 2007 where revenues were $2,845,000.   Revenue increase as a result of increased orders from Shanghai GM.  Net profit decreased from $257,000 for the year ending December 31, 2007 to $144,000 for the period ending December 31, 2008. The decrease was $113,000 or approximately 44%. This decrease in net profit was the result of renovation costs for a high capacity machine that will be placed into operation in the second half of 2009. In addition, the profit margins on GM products are less than other die-cast customers, resulting in lower margins and causing the decline in net profits.

(iii)
Shanghai Intech, the Company’s quality assurance arm and electronics factory, had revenues of approximately $6,613,502 and net income of $382,088 for the year ending December 31, 2008 compared to revenues of $5,969,000 for the year ending December 31, 2007 and net income of $287,000.  Revenues increased by $644,502 or 10.8%. Additionally, net profits increased by $95,088 or 33.1%.  The increase in net profit and revenues was result of continued demand from our customers. Further, the recently announced Detron acquisition will be combined with Intech’s electronics factory. This will serve to reduce overhead and streamline some of the operations. In 2008, Detron had revenues of approximately $5,401,962 and a net profit of $518,670. The acquisition was not completed until October 14, 2008; therefore, Detron’s revenue numbers and profits have little impact on Intech’s financial results.

Through the development of our product mix, which consists of solar modules, foundry, machining and stamping, electronics and fiber optics products lines, our business has become more diverse. In the past, foundry and machining and stamping accounted for more than 90% of our business. This percentage has decreased to approximately 20-25% since forming our Solar Division. We expect that the solar module business will continue to become a larger part of the Company’s revenues and profits. For 2009, we expect solar modules sales to represent in excess of 80% of our total revenues.

Generally, our operating results have been, and will continue to be, affected by a number of factors, including the following:

•	our customers may cancel or delay orders or change production quantities;

•	the overall market conditions in the solar industry;

•	the integration of acquired businesses and facilities; and

•	the management of our growth and changes in our operations.

We also are subject to other risks, including risks associated with operating in foreign countries, changes in our tax rates, and fluctuations in currency exchange rates.

Management’s Discussion for September 30, 2009

Results of Operations

Net sales for the three months ending September 30, 2009 were $18,618,508 compared to net sales of $19,102,654 for the same period in 2008. This decrease of $484,146, or 2.5% is due to a drop in market level pricing on Solar Modules (our MW shipments actually increased by approximately 2.99 MW when comparing these periods) and by the decreased volume from our Contract Manufacturing division.  We have seen significant market price deterioration in the last several months on PV solar Modules, but in the last several weeks, we have seen a stabilization of pricing and expect this to continue through second quarter 2010. Lower volume in our Contract Manufacturing division is brought about by lower overall consumption by our customers due to the current global economic conditions and as the economy recovers, we expect our sales volume to correspondingly increase.  The Company continues to focus on the sales and marketing of its solar modules by establishing sales teams in China, United States and European countries.  Solar module revenues comprise approximately 83.4% of the Company's gross sales in the three-month period ending September 30, 2009 compared to 82.6% in the same period of 2008.

Net sales for the nine-month period ending September 30, 2009 was $39,217,288 compared to sales of $31,348,064 in the nine-month period ending September 30, 2008.  The increase of $7,869,224 or approximately 25.1% was the result of an increase in shipments from the Solar division. The Company continues to focus on market penetration for its PV Solar Modules and expect sales to increase.  Solar module revenues comprise approximately 75.1% of the Company's gross sales in the nine-month period ending September 30, 2009 compared to 68.8 % in the same period of 2008.

Gross profit increased by $1,497,331, or 109.8% from $1,363,933 in the quarter ending September 30, 2008 to $2,861,264 for the three months ending September 30, 2009.  The gross profit from solar module sales was $1,797,729 for the three months ended September 30, 2009 compared to $437,595 in the same period of 2008. This represents an increase of $1,360,134 in gross profit for our energy division or approximately 310% and is due to lower material costs for module production.  As stated before, the supply chain for PV solar modules has experienced market dynamics and significant price pressures, although current levels seem to have stabilized.  The gross profit for contract manufacturing for the three months ended September 30, 2009 was $1,063,535 compared to $926,338 in the same period of 2008, an increase of $137,197 or 14.9% and is due to cost reduction programs and the inclusion of the higher margin electronics sales at Detron.

For the nine months ending September 30, 2009 gross profit was $6,562,456 compared to gross profit of $3,854,089 in the same period in 2008. This represents an increase of $2,708,367 or 70.3%.  The gross profit for the nine months ended September 30, 2009 for the solar division was $3,590,782 compared to $1,151,325 in the same period of 2008. This represents an increase of $2,439,457 in gross profit in the nine months ending September 30, 2009 or an approximate increase of 211.8% due to robust sales and material cost reductions compared to 2008.  The gross profit for contract manufacturing for the nine months ended September 30, 2009 was $2,971,674 compared to $2,702,764 in the same period of 2008, an increase of $268,411 or approximately 9.9% due to the inclusion of higher margin electronics sales at Detron and cost reduction efforts at all manufacturing facilities.

Cost of goods sold for the three months ended September 30, 2009 was $15,757,244 compared to $17,738,721 for the same period in 2008.  The decrease is $1,981,477 or approximately 11.2% was primarily due to the softer sales from both of our divisions and heavy reductions in the cost of materials for solar modules.  The cost of goods for solar modules for quarter ending September 30, 2009 was $13,734,458 compared to $15,338,086 for the same period in 2008. The decrease of $1,603,628 reflects the economies achieved by our procurement teams in sourcing the solar components.  The costs of goods sold for Contract Manufacturing was $2,022,786 for the quarter ending September 30, 2009 compared to cost of goods sold of $2,400,635, a $377,849 reduction, due to lower sales volume and aggressive cost reduction measures coming to fruition.

Cost of goods sold for the nine months ended September 30, 2009 was $32,654,832 compared to $27,493,975 for the same period in 2008, an increase of $5,160,857 or approximately 18.8%.  The cost of goods for the energy division for nine months ending September 30, 2009 was $26,330,403 compared to $20,416,103 for the same period in 2008. The increase of $5,914,300 or 29% was due to the higher sales.  The costs of goods sold for contract manufacturing was $6,324,529 for the nine months ending September 30, 2009 compared to cost of goods sold of $7,077,874 in the same period of 2008, a reduction of approximately 10.6% due to the inclusion of higher margin business at Detron and cost reduction efforts.

The gross margin was 15.4% for the three months ending September 30, 2009 compared to 7.1% in the same period in 2008.  The gross margin for our Solar Division for the quarter ending September 30, 2009 was approximately 11.6% compared to 2.8% for the same period in 2008.  This increase is due to the before mentioned cost reductions.  The gross margin for contract manufacturing for the quarter ending September 30, 2009 was 34.5% compared to 27.8% in the same period in 2008. The improvement of gross margin in contract manufacturing was due to improved margins at the Electro Mechanical division and the inclusion of Detron.

The gross margin was 16.7% for the nine months ending September 30, 2009 compared to 12.3% in the same period in 2008.  Gross margin for Solar for the period increased from 5.3% to 12.2% due to material cost reductions and economies brought about with higher sales volume, both in sales value and Mega-Watts shipped.  Gross margin for Contract Manufacturing increased from 27.7% to 30.4 % due to aforementioned cost reduction programs and higher margin business from Detron.

In the nine month period ending September 30, 2009 there was stock based compensation of $162,020 compared to $95,000 for stock based compensation in 2008. Further the Company had depreciation expense of $246,366 in the nine month period ending September 30, 2009 compared to $10,713 in the same period of 2008, due to the greater amount of depreciable assets owned by the Company.

Net income before tax for the three months ending September 30, 2009 was $1,428,873 compared to a net income before tax of $555,237 for the three months ended September 30, 2008. The increase of $873,636 or approximately 157.3% is primarily due to the higher gross profit driven by our material cost reductions.

For the nine-month period ending September 30, 2009, net income before tax was $2,248,995 compared to net income of $1,210,765 in the same period in 2008. The increase of $1,038,230 or approximately 85.7%, was the result of increase sales for our solar modules and increased gross profit from cost reductions.  Net income after tax for the three months ending September 30, 2009 was $1,001,376 compared to a net profit of $546,723 for the three months ended September 30, 2008. The increase of $454,653 or approximately 83.2% was driven by greater profitability of both the Solar and Contract Manufacturing divisions.

Net income after tax for the nine months ending September 30, 2009 was $1,578,874 compared to a net profit of $1,193,952 for the nine months ended September 30, 2008. The increase of $384,922 or approximately 32.2% was the result of greater gross margins across the corporation.

Selling, general and administration expenses for the three months ended September 30, 2009, totaled $1,316,386 compared to $750,983 in the same quarter in 2008, an increase of $565,403 or approximately 75.3%. Sales, general and administration expenses were $514,516 for three month period ending September 30, 2009 compared to $231,008 in the same period in 2008 an increase of $283,508 or 122.7% for our solar module division as this division continues to grow its sales and marketing efforts. Sales, general and administration expenses for the three months ended September 30, 2009 for our contract manufacturing division was $801,870 compared to $519,975 in the same period of 2008. The increase of $281,895 or 54.2% was due primarily to the inclusion of Detron.

For the nine-month period ending September 30, 2009 sales, general and administration expenses was $3,728,136 compared to $2,227,502 in the same period in 2008, an increase of $1,500,634 or approximately 67.4%.  Sales, general and administration expenses were $1,964,547 for nine month period ending September 30, 2009 compared to $718,575 in the same period in 2008 an increase of $1,245,972 or 172.0% for our solar module division as this division continues to grow. Sales, general and administration expenses for the nine-month period ended September 30, 2009 for our contract manufacturing division was $1,763,589 compared to $1,508,927 in the same period of 2008. The increase of $254,662 or 16.9% was due primarily to the increase of Detron. We do not anticipate significant increases in sales, general and administration expenses other than those directly attributed to increases in sales such as marketing and sales commissions.

LIQUIDITY AND CAPITAL RESOURCES

The following is a summary of Worldwide’s cash flows from (used in) operating, investing, and financing activities during the periods indicated:

	Nine months ended September 30,
	2009	2008

Cash at Beginning of Period	$5,092,476	$2,111,825
Net Cash provided by (used by) Operating Activities	272,579	(1,441,275)
Net Cash used by Investing Activities	(2,161,574)	(1,628,709)
Net Cash provided by Financing Activities	1,873,707	5,306,492
Effect of Exchange Rate Changes on Cash	(9,550)	114,411
Cash at End of Period	$5,067,638	$4,462,744

In 2008 our credit line was increased by approximately $775,000 from a line of credit in the amount of $2.25 million with Golden Gate Bank to $3.025 million, as a result of securing two new credit lines with Bank of the West, one for $1,025,000 and the other for $2,000,000. The credit line with Golden Gate Bank was subsequently closed. These revolving lines of credit are secured by the assets of the Company and guaranteed by its officers. The maturity date of these two credit lines is May 20, 2010 and June 1, 2011, respectively. The balance outstanding on the first line of credit as of September 30, 2009 is $2,000,000, and $0 is still available for use. Additionally, the second line of credit has a balance outstanding of $763,285 and $261,715 is still available for use as of September 30, 2009.

For the nine-month period ending September 30 2009, net cash provided by operations was $272,579 compared to net cash used by September 30, 2008 of $1,441,275. The major factor for the increase in net cash provided by operations was the increase in profitability of the Company. Net cash used in investing was $2,161,574 in the nine- month period ending September 30, 2009, compared to net cash used of $1,628,709 in the same period of 2008. This increase was the result of our acquisition of property, plant and equipment and the construction in progress of our new solar module factory and the transfer of $1,417,356 into a restricted account for the start-up of the new solar factory. The Company anticipates further growth in 2009 as the economy is anticipated to improve. If such growth materializes we will finance this growth through Company profitability as well as outside sources of funding if required. Net cash flows provided by financing activities in the nine-month period ending September 30, 2009 was $1,873,707 compared to $5,306,492 in 2008.

As the company continues to grow our Solar division, we must follow industry trends in regards to extended payment terms to our customers.  Typically these market conditions affect the whole supply chain and as extended terms are offered to consumers, favorable terms can be negotiated with the supplier base. Our current cash position allows flexibility to accommodate these market conditions.

We raised approximately, $4,747,970 on June 23, 2008 and an additional $252,027 on July 24, 2008 for gross proceeds of approximately $5 million, or net proceeds of $4,650,139 after offering expenses. The Company issued 1,111,109 restricted common shares along with warrants to purchase an additional 1,111,109 shares with 722,221 warrants having an exercise price of $7.00 and 388,888 of those warrants having an excise price of $9.00. These funds were used to expand our energy division through the establishment of a new solar module factory announced on November 10, 2008 along the acquisition of a power supply Company with design and R&D capabilities.  Additionally, these funds will be used to provide additional working capital for the solar module factory to purchase raw materials and to expand the solar module business segment.  However, certain contingencies are associated with this sale:

“If (a) the Company fails to report at least $2,500,000 in EBITDA less noncash expenditures for the fiscal year ending December 31, 2009, as disclosed in the Company’s Form 10-K for the fiscal year ending December 31, 2009 (“2009 Milestone”), the date of disclosure of such 2009 Milestone (“2009 Milestone Date”) and such 10-K, and (b) if the average of the ten closing prices for each of the ten trading days immediately following the 2009 Milestone Date is less than the lesser of the Per Share Purchase Price and the 2008 Milestone Price, which is $4.50 (“2009 Milestone Price”), then, within 13 Trading Days of the 2009 Milestone Date, the Company shall issue to each Purchaser a number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock issued to such Purchaser on the Closing Date along with any 2008 Milestone Shares issued pursuant to the 2008 Milestone Date, which are none,  and (ii) the number of shares of Common Stock that would otherwise have been issuable to such Purchaser on the closing date if the Per Share Purchase Price was equal to the 2009 Milestone Price.”  Jimmy and Mindy Wang have deposited into an escrow account 1,620,954 shares of common stock to satisfy the issuance of any shares related to the 2009 Milestone Shares.

PLAN OF OPERATION

We will continue to focus on the expansion of its renewable energy division by the continued development of its newly established solar factory in Ningbo, China as well as the continued quality enhancements of its solar module brand, "Amerisolar".  Additionally, we intend to develop the U.S. solar module market and plan to expand our operation in this market. We believe that the renewable energy division offers the Company its greatest growth and profit potential in both the present and foreseeable future. The Company presently has enough liquidity to meet its expansion plans. However, depending on growth the Company may need additional funding in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are currently material or reasonably likely to be material to our financial position or results of operations.

Contractual Obligations

The 1st “Rights for Construction” for our Nantong facility was issued on December 19, 2008 to Worldwide Energy and Manufacturing USA by the Department of Interior of Jiangsu Province, China.

There was an official agreement between the Department of Civil Engineering (in building and constructions) for the city of Nantong and Worldwide Manufacturing Solar Division located in Nantong dated May 27, 2009 in detailing of the construction for the PV solar module manufacturing facility.

An amendment subsequently followed in further requirements and commitments of both parties were executed on May 29, 2009.

Critical Accounting Policies and Estimates

This discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. On an on-going basis, we evaluate our estimates, including those related to property, plant and equipment, inventories, revenue recognition, inventories, accounts receivable and foreign currency transactions and translation. We base our estimates on historical experience and on various other market-specific assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results, however, may differ significantly from these estimates.

We believe the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements:

Revenue Recognition

We recognize revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”... We recognize revenue from product sales when the orders are completed and shipped, provided that collection of the resulting receivable is reasonably assured. Amounts billed to customers are recorded as sales while the shipping costs are included in cost of sales. Returns on defective custom parts may only be exchanged for replacement parts within 30 days of the invoice date. Returns on defective parts, which can be resold, may be exchanged for replacement parts or for a refund.  Revenue from non-refundable customer tooling deposits is recognized when the materials are shipped or when the deposit is forfeited, whichever is earlier.

Foreign Currency Transactions and Translation

The Company’s principal country of operations is The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within stockholders’ equity. Translation adjustments totaled $83,423 and $146,017 for the three months ended September 30, 2009 and 2008, respectively and $191,079 and $102,835 for the nine months ended September 30, 2009 and 2008, respectively.

As of September 30, 2009 and 2008, the exchange rate was RMB 6.8376 and RMB 6.8551 per U.S. Dollar, respectively.  The average exchange rate for the nine months ended September 30, 2009 and 2008 was RMB 6.8425 and RMB 6.9989, respectively.

Management has discussed the development and selection of these critical accounting policies with the Board of Directors and the Board has reviewed the disclosures presented above relating to them.

Management’s Discussion for December 31, 2008

Financial Condition

As of December 31, 2008, our current assets were $14,660,221 compared to current assets as of December 31, 2007 of $8,210,711. This represents an increase of $6,449,510 or approximately 78.5%. The increase in current assets was primarily the result of an increase in cash, accounts receivable, and inventory. The Company’s cash increased by $2,980,651 largely as a result of the Company’s sales in June 2008 of 1,055,103 shares of its common stock. As well, the Company had additional subscriptions for the sale of an aggregate of $252,027, or 56,007 shares of common stock. In addition, accounts receivable increased by 1,515,482 or 31.6% as a result of the Company’s sales growth. Accounts receivable were $4,790,506 for the year ending December 31, 2008 compared to $3,275,024 for the year ending December 31, 2007. The last major factor contributing to the increase in current assets was the increase in inventory of $1,421,617. Inventory was $3,754,765 for the year ending December 31, 2008 compared to $2,333,148 for the year ending December 31, 2007. Inventory increased as a result of the establishment in December of 2008 of the Ningbo Solar factory and the acquisition of Detron in October of 2008.

Current liabilities at December 31, 2008 totaled $7,125,493 compared with $4,447,946 at December 31, 2007. This represents an increase of $2,677,547 or 60.20%.  The increase in current liabilities was due to an increase in accounts payable of $946,936 or 38.6% as the result of the Company’s growth. Accounts payables were $3,400,253 in December of 2008 compared to accounts payable of $2,453,317 in December of 2007. The other major contributor to the increase in current liabilities was liabilities due to our recent acquisition of Detron in October of 2008, which amounted to $1,243,024.

Total assets were $ 19,133,009 for the year ended December 31, 2008 compared to $8,762,841 for the year ended December 31, 2007. The increase of $10,370,168 or approximately 118.3% was the result of the following factors: (1) sale of unregistered securities for $4,597,587; (2) the acquisition of Detron, and the establishment of the new solar factory in Ningbo, China.  This resulted in increases in property plant and equipment of $808,045. (3) Property, Plant and equipment totaled $1,353,539 in year ending December 31, 2008 compared to $545,494 in December of 2007; (4) increase in inventory and accounts receivable due to the Company’s growth in 2008, and (5) the purchase of the AmeriSolar brand name and technology.

Results of Operations

Net sales for the year ending December 31, 2008 were $45,913,957 compared to $12,132,710 for the year ending December 31, 2007, an increase of $33,781,247 or approximately 278.4%.  The primary reason for the increase was due to our energy division which started in February 2008 and generating sales of $30,999,962. Additionally, the acquisition of Detron generated sales of $1,720,965 for the Company in the fourth quarter.

For the year ending December 31, 2008, gross profits were $6,167,671 (13.4%) compared to $3,782,089 in 2007 (31% of sales). The decline of gross profits as a percentage of sales (17.6 percentage points) occurred because the Company utilized more sub-contractors for the production of our solar modules, along with softness in the price of solar modules. It is expected that gross margins will improve as the Company continues its transition of becoming a direct manufacturer for its solar module products as the newly established factory becomes operational. As well, the outlook for solar modules margins will improve as the raw material necessary for the production of modules are expected to decline.

Cost of goods sold for the year ending December 31, 2008 was $39,746,286 compared to $8,350,621 for the year ending December 31, 2007. The increase of $31,395,665 or 376% was the result of greater sales and lower margins in the solar module industry.

Net profit for the year ending December 31, 2008 was $1,001,648 compared to $575,674 for the year ending December 31, 2007. The increase of $425,974 or 74.0% was the result of higher sales from our solar division. Net profit from this division was approximately 3%.  It is expected that gross margins will improve as the Company continues its transition to becoming a direct manufacturer for its solar module products as the newly established factory becomes operational. Further, the outlook for solar modules margins looks to improve as raw material necessary for production of modules are expected to decline.

General and administrative expenses for the year ending December 31, 2008 were $3,832,363 (8.3% of sales) compared to $2,769,847 (22.8% of sales) for the year ending December 31, 2007. The increase of $ 1,004,900, or 35.5%, was the result of increased staff and expenses associated with providing an appropriate infrastructure to support our growth and future growth. Further, the costs associated with being public increased over the last year.

Liquidity

The following is a summary of our cash flows from operating, investing, and financing activities during the periods indicated:

	Year ended December 31,
	2008	2007

Operating activities	$2,682,044	$252,456
Investing activities	$(2,811,318)	$(791,302)
Financing activities	$3,169,596	$1,133,674
Net effect on cash	$2,980,651	$672,024

We funded our growth largely from its proceeds of $4,747,970 from the sale on June 23, 2008 of 1,055,103 shares of its common stock. As well, the Company had additional subscriptions for the sale of an aggregate of $252,027 or 56,007 shares of common stock.  This was used to help fund these new acquisitions and to provide additional working capital for the Company. The Company netted $4,608,036 from the sales of these securities.

In 2008 our credit line was increased by approximately $775,000 from a line of credit in the amount of $2.25 million with Golden Gate Bank to $3.025 million, as a result of securing two new credit lines with Bank of the West, one for $1,025,000 and the other for $2,000,000. The credit line with Golden Gate Bank was subsequently cancelled. These revolving lines of credit are secured by the assets of the Company and guaranteed by its officers. At December 31, 2008 and 2007, the balances on the lines of credit with Bank of the West were $921,619 and $1,758,584, respectively. The maturity date of these two credit lines is May 20, 2009 and June 1, 2011, respectively. The balance outstanding as of March 31, 2009 is $1,300,000, and $700,000 is still available for use on the line of credit. Additionally, the second line of credit has a balance of $877,869 as of March 31, 2009, with $147,131 still available for use of equipment and facility purchases.

Further, the increase in net profits of $884,201 or 153.6% over the last year provided the Company with greater liquidity and financial resources. The Company feels that it has sufficient capital to continue to fund its operations.

For 2008, net cash provided by operations was $2,682,044 compared to net cash provided by operations of $252,456 for the year ended December 31, 2007, an increase of $2,429,588. The major factors for this increase in net cash through operations were customer deposits for our solar modules which totaled $960,873, and our accounts receivables, which provided $521,719 due to growth in solar modules. Net cash used in investing was $2,811,318 in 2008, compared to net cash used of $791,302 in 2007. This increase was the result of our acquisition of Detron and the establishment of our new solar module factory. The Company anticipates further expansion in 2009 and will finance this growth through Company profitability as well as outside sources of funding if required. Net cash flows provided by financing activities in 2008 was $3,169,596 compared to $1,133,674 in December 31, 2007. The increase was due to proceeds from the Company’s sales of unregistered securities which provided the Company with net proceeds of $4,608,036, and which helped the Company to expand its operations.

New Markets and Expansion of Operations in 2009

We plan to continue our expansion efforts in the solar module industry through expansion of our solar module factory in Ningbo, China. We will attempt to increase our customer base in this industry by achieving greater product enhancements and sales efforts. Further, we feel that our recent acquisition of Detron will bring more revenues and profits as we continue to streamline our present electronic factory into the new acquisition as well as improve the operation of Detron and our other factories in China.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are currently material or reasonably likely to be material to our financial position or results of operations.

Tabular disclosure of contractual obligations as of December 31, 2008

	Contractual obligations		Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	921,619			921,619
Capital Lease Obligations	911,111	267,831	340,984	302,296
Operating Lease Obligations
Purchase Obligations
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	75,480		75,480
Total	1,908,210	267,831	416,464	1,223,915

Critical Accounting Policies, Estimates and Judgments

This discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. On an on-going basis, we evaluate our estimates, including those related to property, plant and equipment, inventories, revenue recognition, inventories, accounts receivable and foreign currency transactions and translation. We base our estimates on historical experience and on various other market-specific assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results, however, may differ significantly from these estimates.

We believe the following critical accounting policies reflect the more significant judgments and estimates used in the preparation of our consolidated financial statements:

Property, plant and equipment

Property, plant and equipment are stated at historical cost and are depreciated over the useful lives of the assets. Leasehold improvements and capitalized leased equipment are amortized over the life of the lease. Repair and maintenance expenditures that do not significantly add to the value of the equipment or prolong its life are charged to expense as incurred. Gains and losses on dispositions of property, plant and equipment are included in the related period’s statement of operations. Depreciation is computed primarily using the straight-line method based on estimated useful lives, which range from 3 to 25 years.

Inventories

Inventories consist of finished goods of manufactured products. Our inventory is based on customer orders and the duration of those orders. Cost is stated at the lower of cost or market on a first-in, first-out (FIFO) basis. We have not recorded an allowance for slow-moving or obsolete inventory. Obsolete inventory at December 31, 2008 and 2007 was minimal.

Management has discussed the development and selection of these critical accounting policies with the Board of Directors and the Board has reviewed the disclosures presented above relating to them.

BUSINESS

Company History

We were incorporated under the laws of the State of Colorado on March 17, 2000 as Tabatha III, Inc.  We changed our name to Worldwide Manufacturing USA, Inc. on November 4, 2003.  On February 4, 2008 we changed our name to Worldwide Energy and Manufacturing USA, Inc. to better reflect our business plan to engage in the solar module market. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

Prior to our identification of Worldwide Manufacturing USA, Inc., a privately held California corporation (“Worldwide USA”) as an acquisition target, our only business activities were the organizational activities described above, including the filing of a registration statement on Form SB-2 under the Securities Exchange Act of 1934, and our efforts to locate a suitable business opportunity for acquisition.

On September 30, 2003, we acquired all of the issued and outstanding common stock of Worldwide USA in a share exchange transaction. We issued 27,900,000 shares of common stock in the share exchange transaction for 100%, or 10,000, of the issued and outstanding shares of Worldwide USA’s common stock. As a result of the share exchange transaction, Worldwide USA became our wholly owned subsidiary.

The former stockholders of Worldwide USA acquired 93% of our issued and outstanding common stock as a result of the completion of the share exchange transaction. Therefore, although Worldwide USA became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Worldwide USA, whereby Worldwide USA is deemed to be the accounting acquirer and is deemed to have adopted our capital structure. No finder’s fee was paid to any person in connection with the transaction.

All operating activities are carried out through Worldwide USA and our subsidiaries located in and around Shanghai,Ningbo and Nantong, China which include:

1.	Shanghai Intech Electro-Mechanical Products Co. Ltd., wholly owned subsidiary of Worldwide Energy and Manufacturing USA, Inc.,
2.	Shanghai Intech-Tron Electric & Electronics Company Ltd., 55% owned by Worldwide Energy and Manufacturing USA, Inc,
3.	Shanghai Detron Electric & Electronics Co., Ltd., 100% owned by Shanghai Intech-Tron Electric and Electronics Co.,
4.	Shanghai Intech Precision Machinery Co., Ltd.,51% owned by Shanghai Intech Electro Mechanical Products Co. and 49% owned by Worldwide Energy and Manufacturing USA, Inc.,
5.	Shanghai Shutai Precsion Casting Co., Ltd., 55% owned by Shanghai Intech Electro-Mechanical Products Co. and 45% owned by Worldwide Energy and Manufacturing USA, Inc.,
6.	Worldwide Energy and Manufacturing (Ningbo) Co., Ltd.,100% owned by Worldwide Energy and Manufacturing USA, Inc., and
7.	Worldwide Energy and Manufacturing (Nantong) Co., Ltd., 100% owned by Worldwide Energy and Manufacturing USA, Inc.

Our factories employ approximately 450 workers in China. Intech, Our quality assurance arm located in Shanghai, China employs 33 engineers. As the engineering division and quality assurance arm of the Company, Intech provides technical advice, design, delivery, material procurement and manufacturing quality control services to companies in the United States seeking to manufacture or purchase components from manufacturers in China.  Our manufacturing operations are located in China and its sales and headquarters are located in the state of California.

In 2005, we began to make the transition from being an engineering and contract manufacturing firm which depended completely on subcontractors to becoming a direct manufacturer. In the beginning of 2005 we did not own any of our own factories and used as our suppliers of material and labor approximately 100 factories in China, mostly from Shanghai or the surrounding area.

On August 18, 2005, we established an electronics manufacturing division located in Shanghai, China.  We purchased approximately $250,000 worth of electronics production equipment from Opel Technology, a former Worldwide electronics supplier, as the initial manufacturing equipment. In establishing this electronics factory, Worldwide has been able to compete more effectively in the PC board and cable assembly industry, as well as gain complete control over its electronics assemblies production. We established Shanghai Intech Precision Mechanical Products Manufacturing Ltd. (“Precision”) on November 1, 2005.  Precision is 51% owned by Intech and 49% owned by Worldwide. This factory performs die-casting and machining services for the automotive, motorcycle, telecommunications and home supply industries. Precision is located in the suburbs of Shanghai, PRC, and occupies an area of approximately 71,043 square feet. The factory contains three workshops: a die-casting production area as well as a precision machining shop.

In February 2008 we established a solar division that focuses on photovoltaic module technology under the brand name of “AmeriSolar.”  We issued 300,000 restricted shares for the AmeriSolar brand name. This division generated $30,999,962 in sales for the period ending December 31, 2008.  On October 14, 2008, Worldwide, through Intech, completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”). The terms of the Agreement dated February 3, 2008 were that Intech paid cash consideration of approximately $1 million dollars for a 55% interest in De Hong in two installments, with the first installment of $714,286.00 being paid on October 10, 2008, and the second installment of $285,714 being paid no later than December 15, 2008.  We funded the acquisition with some of the proceeds from its sale of 1,055,103 ($4,747,970) shares of unregistered common stock on June 23, 2008.  After completion of the acquisition, the company changed the name of the subsidiary to Shanghai Intech-Tron Electric and Electronics Co.  Shanghai De Hong Electric and Electronic Company is the holding company for the operating subsidiary Shanghai Detron Electric and Electronics Co.,Ltd. Therefore, Worldwide received 55% control of the operating subsidiary Shanghai Detron Electric and Electronics Company (“Detron”).  Detron’s management remained in place.

Detron is a power supply factory in Shanghai, China with design and R & D capabilities. Detron’s revenues were about $6.1million for the twelve months ended December 31, 2008, and $4.1 million for the twelve months ended December 31, 2007.

Overview

The Company, together with its Chinese subsidiaries, is a contract manufacturer, engineering firm and direct manufacturer. A contract manufacturer supplies components and assemblies, either through direct manufacturing or through sub contracting to other manufacturers, according to the customers’ designs, drawings and quality criteria.  When utilizing our subcontractors, they will provide the plant, equipment, manufacturing working capital and factory labor and we provide the sales, management, production control and technical support for the products. Our goal is to provide timely delivery and high quality components at manufacturing costs less than what our customers would pay for similar parts in the United States. Our recently created (February 2008) Solar Division markets and sells Photovoltaic (PV) Solar Modules, either manufactured by one of our two solar subsidiaries or through subcontractors certified to produce under the AmeriSolar brand. Our website address is www.wwmusa.com.

We provide our products and services to several companies globally, primarily in the solar module, aerospace, automotive, and electronics industries. Although we historically focused on manufacturing components for high tech industries, in 2008 we expanded into the solar module markets. Our CEO, Jimmy Wang, realizes that the solar module industry provided us with a unique opportunity to use its core strength of providing high quality components and assemblies, with timely delivery, to develop a solar module team capable of successfully entering the solar module markets. Our solar module brand “AmeriSolar” has already earned numerous quality certifications including IEC612215, TUV, CE and has recently applied for the UL certification. These solar modules meet or exceed all industry norms for performance, quality and functional life in the field.

With respect to our contract manufacturing business, we have the ability to arrange for the manufacture of products, parts, and components for a broad number of industries and customers.  In order to ensure a consistently high quality product, it is imperative for a company in the contract manufacturing business to have a local quality assurance team. The team’s responsibility is to institute quality assurance procedures that ensure the quality of products from start to finish. This function is carried out through our wholly owned subsidiary, Intech.

We sell to our customers under purchase orders. We have only a few long-term contracts with customers. As a result, it is difficult to forecast revenues, and planning for future operations is also difficult. Because many of our costs and operating expenses are fixed, any unforeseen reduction in purchase orders can affect our gross margin and operating income.

We employ rigid quality assurance procedures, product enhancements and strict testing of its products to attract customers. Other than rigid quality controls and timely delivery, another important factor in attracting customers from the United States is our Kanban program. The Kanban program is an inventory system that stocks at least one month’s supply of inventory needed to meet the various customers’ demand.  Thus, if Worldwide receives a contract with a scheduled six months or more of deliveries, we will stock at least one month’s inventory in the California warehouse, or a warehouse that is close to the customer’s facility so a twenty-four hour delivery turn-around may be accomplished. This process of stocking at least one month’s worth of inventory is maintained until the entire contract is completed. We have won many new customers as a result of the Kanban inventory program. Using Kanban inventory controls allows us to help customers meet challenges with working capital returns, and the need to have supply products necessary to complete manufacturing of those parts in a shorter period of time.

We manage the entire production of its customers’ products. Our engineers maintain the highest levels of quality by supervising all aspects of the manufacturing process. Our engineers write the production and inspection procedures, obtain the materials, audit and perform all of the in-progress and final inspections.

All of our active subcontractors have received ISO 9000 certifications. ISO-9000 certifications are issued by the International Organization for Standardization and represents the approval of the manufactures quality system and the application of said quality system to the production processes.  These certifications are issued to each factory after its management receives the prerequisite training and is verified by periodic audits.

The unique business relationships between us and our subcontractors allow us to offer our customers lower manufacturing costs, and at the same time maintain high standards of quality and timely delivery schedules.

Our success stems from the following factors for both direct manufacturing and outsourcing of its production service:

We have a wide range of manufacturing capability as a result of:

- offering, through subcontractor and our own factories, many of manufacturing processes required for our customers components and assemblies,
- providing engineering services to interact with the various factories, and
- coordinating and planning for complete turn-key assemblies.

Our quality control is highly effective as a result of:

- setting inspection criterion for manufacturers based on the customers’ quality criteria,
- conducting material auditing, in process inspection, and the final inspection, and
- providing incentive-reward packages to our quality control employees.

Our quick turn-around time compared with other offshore suppliers is ensured by:

- committing 60-75 days for completing complicated tooling and two to six weeks for basic tooling;
- committing 30-60 days for first delivery, and seven days for the deliveries afterwards, and
- our team in China is continually monitoring production progress.

We offer:

- competitive prices,
- significant flexibility towards customers’ needs,
- local team to perform quality assurance functions,
- the Kanban inventory for 24-hour delivery for its contract parts, and
- quick responses to customer questions and concerns.

Additionally, Worldwide has a customer reception office at its Shanghai subsidiary, which makes arrangements for its customers’ airline tickets and hotels at a discounted rate, along with providing local transportation and language interpretation during customer visits.

We are able to provide its customers with considerable cost advantages while eliminating the disadvantages of quality and delivery issues frequently experienced by companies which have direct contracts with manufacturers in China.

Since we primarily employ engineers and engages a broad variety of subcontractors, we are able to manufacture parts for a broad range of industries. As demand for manufacturing slows for a particular product, industry or sector, Worldwide is able to remain flexible as a result of its being in a position to pursue opportunities to manufacture other products.  There are no special governmental regulations or governmental approvals with respect to our business.

Suppliers and Customers

In 2008, our six largest customers were: Pramac Swiss SA, Enesystem Inc, Provent Solarpark, Pvline Gmbh and Schueco International KG; accounting for 72% of our consolidated business. In 2007 Joslyn Sunbank, Joslyn Manufacturing, Radio Waves Corp and Teleflex Electrical, GE Transportation and Pacific Scientific-CA accounted for approximately 48% of consolidated net sales. The shift in our top customers was the result of the Company’s 2008 entry into solar module markets, where we experienced the majority of our sales.

Our five largest suppliers in 2008 were Changzhou Trina Solar Energy, Zhejiang Shuqimeng Photo Voltaic, Jiangsu Aide Solar Energy Technology Co., Jiangyin Hareon Power Co., Ltd. and Baoding Tianwei Yingli New Energy Resource. These represented approximately $23 million of our purchases from external suppliers, or approximately 75% of materials purchased by the Company. In 2007, our two largest material suppliers were Shanghai Huanxinnuo Electro-Mechanical Products Company (formerly named Shanghai Xinli Trading Company Ltd.) and Shanghai Machine Tool Co. Ltd. They accounted for $573,328 or 6.8% and $724,891 or 8.6% respectively, of the total materials purchased by Worldwide.  The shift in our top suppliers was also the result of the Company’s focus on the solar module industry.

Competition

We strive to ensure quality and provide low cost to customers so that it can remain competitive. The solar module industry and the contract manufacturing service industry remain strongly competitive. There are hundreds of companies, many larger than Worldwide, that have substantially greater manufacturing, financial, research and development, engineering and marketing resources. Worldwide is a small competitor in these multi-billion dollar industries for both solar modules and contract manufacturing. If overall demand for solar modules and contract manufacturing services should decrease, this could result in substantial pricing pressure, which would negatively affect our revenue and net profit.

Facilities

Currently we operate out of three manufacturing locations in China:

1)	Shanghai Intech-Tron and Shanghai Detron jointly operate out of a facility in Shanhai (leased)
2)	Shanghai Intech Precision and Shanghai Shutai jointly operate out of a facility in a rural section of Shanghai (owned)
3)	Worldwide Energy and Manufacturing (Ningbo) operates out of a facility in Ningbo (leased)

We also own a facility that is currently under construction in Nantong, China.  It will be completed in April 2010.

In addition to these manufacturing locations, we have two leased offices: one for Shanghai Intech Electro-Mechanical and one that acts as the headquarters for the Solar Division.

In the U.S., we lease an office/warehouse building for our corporate offices, sales and customer service for Contract Manufacturing accounts in the US and inventory storage for both Contract Manufacturing and Solar divisions.

Business Strategy

Our strategic direction and emphasis for growth resides in the Renewable Energy industry, specifically the Photovoltaic Solar sector.  The value chain supporting this industry is simply described with the following steps or stages:

1.	Crystalline silicon purification
2.	Silicon Ingot production,
3.	Wafer processing
4.	Solar Cell production,
5.	PV Module production,
6.	Distribution,
7.	System Integration,
8.	System operation/ownership.

Our strategy is to continue to expand our PV module manufacturing capability and capacity, further develop our global distribution channels and in the near future, incorporate System Integration into our service offering.

Foreign Currency Translation Adjustment

Our operating subsidiaries purchase virtually all raw materials and services PRC denominated in RMB, and receive payment from customers in globally denominated in RMB, USD and Euro and therefore we are affected by fluctuations in exchange rates across these currencies.  While our reporting currency is the U.S. Dollar, all of our consolidated revenues and the majority of consolidated operating costs and expenses are denominated in RMB.  At this time, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

We incurred a foreign currency translation adjustment of $192,253 for the year ended December 31, 2008, as compared with the foreign currency translation adjustment of $191,079 for the Nine months ending September 31, 2009. Assets and liabilities are translated at exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates for the periods presented and shareholders’ equity is translated at historical exchange rates.

Legal Proceedings

Other than routine litigation arising in the ordinary course of business that we do not expect, individually or in the aggregate, to have a material adverse effect on us, there is no currently pending legal proceeding and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

Employees

We currently employ approximately 450 employees, including 33 staff engineers and 12 administrative personnel at our wholly owned subsidiary Intech in Shanghai, China and 400 employees who work at our factories in China. The remaining 13 employees work at the California office in South San Francisco. Five of these employees are in sales with the remaining eight employees working in support and administrative roles. All employees are full time.

Properties

On June 1, 2008, we entered into a 61-month lease for 9,680 square feet of office/ warehouse space located at 408 N canal Street, South San Francisco, California. The rent per month is $10,164 with rent increasing three percent each year. The rent for 2008 was $60,984, and the lease expires on May 31, 2013.  On June 1, 2008, Shanghai Intech, the Company’s quality control division, entered into a lease expiring April 30, 2010. In addition, we leased a 129,167 square foot facility in Ningbo, China. The lease term is from July 18, 2008 to July 17, 2013.This facility houses the production operations and R&D center for the Company’s solar division. The rent is approximately $17,600 per month; the first three months were free.

The following is a tabular description of our lease obligations:

Company	Lease Term	Square Feet	Monthly Rent	2008 rent	Expected 2009 rent
Worldwide (California headquarters warehouse)	June 1, 2008 to May 31, 2013	9,680	$10,164 (increase of 3% per year)	$121,968	$124,102
Shanghai Intech Electro-Mechanical Products Co., Ltd.- Office	May 1, 2007- April 30, 2010	6,500	$9,054	$83,491	$83,491
Shanghai Intech-Detron Electric and Electronic Company Limited	Jan 1, 2008- Dec 31, 2013	32,500	$11,227	$134,724	$134,724
Ningbo Solar Factory	July 18, 2008 to July 17, 2013	129,167	$17,600	$44,000	$211,200

Shanghai Intech Precision and Shanghai Shutai jointly operate out of an owned facility in rural Shanghai that was purchased in November 2005 in the Die Cast acquisition.  We are currently building a factory in Nantong China for our newly formed company, Worldwide Energy and Manufacturing (Nantong) Co.; construction will be completed in second quarter 2010.

MANAGEMENT

The following table sets forth the names, ages, and positions of the Company’s executive officers and directors as of December 21, 2009.

Name	Age	Positions and Offices Held
Jimmy Wang	54	Chief Executive Officer and Chairman
Mindy Wang	52	Secretary, Treasurer and Director
Jeff Watson	47	President
Jennifer Maliar	51	Director
Gerald DeCiccio	52	Chief Financial Officer
Michael Steigrebe	50	Director
Jehu Hand	54	Director
Lauren Byrne	52	Director

The following summarizes the occupation and business experience for the Company’s officers, directors, and key employees.  Executive officers are elected annually by the Company’s Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified. Directors are elected annually by the Company’s shareholders at the annual meeting. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Jimmy Wang, Chief Executive Officer, Chairman

Jimmy Wang has over twelve years experience in a wide range of component manufacturing. From 1996 to the present, Mr. Wang has been President, CEO and director of WORLDWIDE ENERGY AND MANUFACTURING USA, INC. (California). He became President, CEO and Chairman of the Colorado holding company of the same name on September 30, 2003. From 1990 to 1995, Mr. Wang was the Sales Manager for MP World Manufacturing, Inc. From September 1993 to May 1996 Mr. Wang and Mindy Wang operated a sole proprietorship under the name Worldwide Manufacturing USA. In 1996, Mr. Wang incorporated WORLDWIDE ENERGY AND MANUFACTURING USA, INC. In 1990, Mr. Wang earned a Masters Degree in Applied Economics from the University of Minnesota, and in 1982 received a Bachelors of Science Degree in Economics from the Shanghai Institute of Foreign Trade. Mr. Wang is the husband of Mindy Wang.

Mindy Wang, Vice President, Secretary, Treasurer and Director

Mindy Wang has over twelve years of accounting and financial management experience with Technology Power and Worldwide Manufacturing. From 1996 to the present, Ms. Wang has been controller and Director of WORLDWIDE ENERGY AND MANUFACTURING USA, INC. In September 1996, Ms. Wang founded, with her husband, WORLDWIDE ENERGY AND MANUFACTURING USA, INC. She became Controller and Director of the Colorado holding company of the same name on September 30, 2003. From 1991 to 1993 she was an accountant with Technology Power. The business of Technology Power was assembling personal computers for retail and business customers. From September 1993 to May 1996 Mr. Wang and Mindy Wang operated a sole proprietorship under the name Worldwide Manufacturing USA. Ms. Wang earned the equivalent of a Bachelors Degree in International Business from the University of California at the Los Angeles Institute of Economics and Management in Beijing and attended the Master’s program of the Business Education of the University of Minnesota. Ms. Wang is the wife of Jimmy Wang.

Jeff Watson, President

Mr. Watson was elected as President on January 14, 2008 and Chief Financial Officer on September 25, 2009.  On February 18, 2010, Mr. Watson resigned as Chief Financial Officer.  He has over 23 years of manufacturing experience supporting a variety of industries and markets.  He started his career as an engineer in the power transmission industry with Fasco Gearmotors, a vertically integrated design and manufacturing company producing gear-motors, linear actuators and the supporting electronic controls.  He held several engineering and managerial positions until leading the organization as General Manager from 1999 to 2001.  In 2001, Mr. Watson joined Joslyn Sunbank and led the company as President until 2008.  Joslyn Sunbank, a division of the Danaher Corporation, is as leader in the design and manufacture of high reliability electrical components and sub-systems serving Aerospace and Defense markets globally.  Mr. Watson has grown the businesses that he has led through operational excellence and the successful application of Lean Manufacturing principles.  He earned a Bachelor of Science Degree in Mechanical Engineering from the University of Missouri.

Jennifer Maliar, Director

On June 1, 2009, the Board appointed Jennifer Maliar. Ms. Maliar has been a principal of the public accounting firm of Comiskey & Company PC in Denver, Colorado since 1998, where her primary emphasis has been auditing and consulting services for publicly held companies, while overseeing all audit and accounting engagements performed by the firm, and frequently consulting with clients on financial, regulatory, or technology related issues.  Ms. Maliar holds an active CPA license in the states of Colorado, New York, and Louisiana.   She graduated Summa Cum Laude with a Bachelor of Business Administration Degree with a Major in Accounting from Dowling College, Oakdale, New York.

Gerald DeCiccio, Chief Financial Officer

On June 1, 2009, the Board appointed Gerald DeCiccio as Director.  On February 18, 2010, Mr. DeCiccio resigned from his position as director.  On February 18, 2010, the Board appointed Mr. DeCiccio as Chief Financial Officer. Since June 2007, Mr. DeCiccio has been the Vice President and Corporate Controller of Ritz Interactive, Inc. Prior to that he was the Chief Financial Officer and a board member of GTC Telecom Corp. and its subsidiary, Perfexa Solutions, Inc. (Mr. DeCiccio took GTC public in 1999) and Chief Financial Officer for National Telephone & Communications, Inc.  In these roles, he managed the finance, accounting, SEC reporting, treasury, human resources, investor relations, and legal departments.  Mr. DeCiccio also held senior financial roles at Newport Corporation and Parker Hannifin Corporation and was a Supervising Senior Accountant for Ernst and Young. He has also been a member of the Board of Directors and Audit Committee for Interplay Entertainment, Inc. and GT Data Corp.

Michael Steingrebe, Director

On June 1, 2009, the Board appointed Michael Steingrebe as director. From November 1986 to March 1990, Mr. Michael Steingrebe acted in a senior finance role with Penn Central Corporation (PC).  From March 1990 to March 1994, at Dover Corporation (DOV) he was actively involved in worldwide M&A transactions as well as the spin-off of the contract manufacturing division as a stand-alone public company (DOVT).  From March 1994 to July 1995, Mr. Steingrebe was the Co-founder and CFO of Adaptive Systems, Inc. From July 1995 through May 1999, he was Vice President of Finance for SyVox Corporation during which the company raised its largest round of private financing. In June of 1999 he became the VP of Corporate Development for DataPlay, Inc. where he was responsible for raising over $70 million in private financing, securing debt financing, completing a joint venture in Japan with Toshiba and the negotiation of multiple strategic partnerships.  In October 2003, he was the Co-founder of EnVysion, LLC, which was sold in June 2004.  From June 2004 until August 2006, Mr. Steingrebe was the CFO & COO of V.T. Mobile, Inc. where he was responsible for the restructuring of the company’s debt facilities as well as managing all operations and software development.  From August 2006 through February 2007 he was the Interim VP of Finance for Newmerix Corp. where he closed the company’s fourth round of private financing.  From March 2007 to March 2008 he was CEO of Control Works, Inc. where he repositioned the company’s products and services as a “Green Tech” solution that lead to a strategic partnership with CH2MHill.  In March 2008 he became Co-founder of eParkGuide and served as CEO until December 2008 and continues to sit on the company’s advisory board.  Since December 2008, Mr. Steingrebe has been working as a consult providing strategic and financial services His background includes international experience in Europe and Asia, and he has helped raise over $100 million in equity financing from both financial and strategic investors. He has completed acquisitions in Europe and the United States, created a joint venture in Japan with a large Japanese electronics company, and has been responsible for the integration of business and finance operations domestically and internationally.

Mr. Steingrebe currently sits on the Advisory Board of eParkGuide, LLC, (San Jose CA) and Firehole Techmplogies, Inc. (Laramie WY).

Mr. Steingrebe has a Bachelors degree in Accounting and Business Administration from Pacific Lutheran University in Tacoma, Washington and is a Certified Management Accountant.

Jehu Hand, Director

Jehu Hand has been a director and Chairman of the Corporate Governance Committee since April, 2009. Mr. Hand has been engaged in the practice of corporate and securities law since May 1994 when Hand & Hand incorporated as a law corporation.  From January 1991 to December 1992, he was the Vice President, Corporate Counsel and Secretary of Biolase Technologies, Inc., which designs, manufactures and markets dental lasers and endodontics equipment.  He was also a director of Biolase from February 1992 to February 1993.  From January 1992 to October 1992, Mr. Hand was Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard.  From January 1991 to January 1992, he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.   Mr. Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. From 1992 until February, 2010, he was a registered principal of Jackson, Kohle & Co., a broker-dealer and member of FINRA..

Lauren Byrne, Director

On April 15, 2009, the Board appointed Lauren Byrne as director. Ms. Byrne has been President of Lincoln & Creed, Inc., a staffing and recruiting agency for the civil engineering industry, since March 2009.  Prior to that, from June 2005 to March 2009, Ms. Byrne served as Vice President of The JRP Group, a franchise of MRI Network, Inc.  She was responsible for the hiring, training and development of executive search consultants, as well as for providing consulting services and executive search services for her own clientele of engineering firms. Prior to that, from June 2002 to June 2005, she was a senior business development consultant with MRI Network, Inc., a publicly held staffing and recruiting agency.  She was involved in business planning, strategic goal setting, hiring, and the training and development of employees in high level sales positions.  From May 2000 to June 2002, Ms. Byrne was the senior account manager for MR Tucson Foothills, a privately held staffing and recruiting agency.  At MR Tucson Foothills, she supported the technical recruiting needs of clients in the semiconductor, wireless, nanotechnology and optical networking industries.  From January 1996 to May 2000 she was employed by Dun & Bradstreet, where she was responsible for the training and development of 40 associates

Family Relationships

Jimmy Wang, our Chairman and Chief Executive Officer is married to Mindy Wang, our Vice President, Secretary, Treasurer and Director

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with our business with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither us nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  The Company understands that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

Involvement in Certain Legal Proceedings

To our knowledge, during the past five (5) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

·
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

·
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

·	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law

Compliance With Section 16(A) Of The Exchange Act.

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to us. To the best of our knowledge, any reports required to be filed are timely filed for the fiscal years ended June 30, 2009 and 2008, respectively.

Code of Ethics

On August 27, 2004, the Company adopted a Code of Ethics.

Audit Committee Financial Expert

Worldwide did not have an audit committee in 2008. The entire board of directors functions as the audit committee. Worldwide has established an audit committee effective in February of 2009 along with a financial expert on its audit committee. These new members are outside the Company and are independent. There are three members on our audit committee.

Compensation Committee

We did not have a Compensation Committee in 2008. Worldwide established a Compensation Committee effective February 2009 which is comprised of one independent director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation awarded or paid to, or earned by the officers of Worldwide Energy & Manufacturing USA, Inc. for the years ended December 31, 2009, 2008 and 2007, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Jimmy Wang, Chief Executive	2009	$195,000	0	0	0	0	0	0	$195,000
Officer, Chairman	2008	$185,000	0	0	0	0	0	0	$185,000
	2007	139,167	0	0	0	0	0	0	139,167

Jeff Watson, Chief Financial Officer, President	2009	$120,000	0		0	0	0	0	$120,000
	2008	$116,000	0	0	0	0	0	0	$116,000
	2007	--	--	--	--	--	--	--	--

Mindy Wang, Secretary, Treasurer and	2009	$140,000	0	0	0	0	0	0	$140,000
Director	2008	$85,000	0	0	0	0	0	0	$85,000
	2007	$70,833	0	0	0	0	0	0	$70,833

Director Compensation

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us. For the years ended December 31, 2007 and 2008, directors did not receive compensation for their services. For the year ended December 31, 2009, directors received 1,000 shares of our common stock in consideration for their services as directors.

Employment Agreements-

On May 25, 2008, we entered into an employment agreement with Jimmy Wang whereby Mr. Wang will serve as an employee of the Company for an annual salary of $206,000. The term of the agreement is one year. However, the executive continues to be employed by the Company without an employment contract.

On May 25, 2008, we entered into an employment agreement with Mindy Wang whereby Ms. Wang will serve as an employee of the Company for an annual salary of $100,000. The term of the agreement is one year. However, the executive continues to be employed by the Company without an employment contract.

On May 25, 2008, we entered into an employment agreement with Jeff Watson whereby Mr. Watson will serve as an employee of the Company for an annual salary of $120,000 and 200,000 shares of our restricted common stock, which will be allocated over 10 years in equal proportions. The term of the agreement is one year. However, the executive continues to be employed by the Company without an employment contract.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as set forth below, since the beginning of 2007, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years.

Mr. Jimmy Wang and Mrs. Mindy Wang, who are principal stockholders, executive officers and members of the Board of Directors of the Company, have advanced funds to the Company for working capital purposes.  At December 31, 2008, the Company owed Jimmy and Mindy Wang $60,024.  The advances are interest bearing at 8% per annum, with a default interest rate of 10%. All unpaid amounts on this note are due in full on January 1, 2010.  The Company paid cash in the amount of $27,284 for interest expense to Mr. and Mrs. Wang for the year ended December 31, 2008. The Company repaid Jimmy Wang and Mindy Wang in full on March 2, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of March 19, 2010 regarding the beneficial ownership of our common stock by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) each executive officer; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Name and Address of Beneficial Owner (2)	Number of Shares Beneficially Owned	Percentage of Class(1)
Jimmy Wang(3)	1,632,954	28.94
Mindy Wang(4)	1,632,954	28.94
Jeff Watson(5)	36,400	*
Jennifer Maliar	1,000	*
Gerald DeCiccio (6)	1,000	*
Michael Steingrebe	1,000	*
Jehu Hand	1,000	*
Lauren Byrne	1,000	*
Officers and Directors as a Group (8 persons)	1,674,354	29.67

(1)	Based upon 5,642,567 shares of stock issued and outstanding as of March 23, 2010
(2)	Unless otherwise stated, the address for all the officers and directors is 708 North Canal Street, South San Francisco, CA 94080.
(3)
Jimmy Wang is the Chief Executive Officer and the Chairman of the Board of Directors.  Jimmy and Mindy Wang are husband and wife and in the aggregate own 1,632,654 shares.  Each is deemed to beneficially own the shares owned by the other.

(4)	Mindy Wang is Secretary, Treasurer and Director. Jimmy and Mindy Wang are husband and wife and in the aggregate own 1,632,654 shares. Each is deemed to beneficially own the shares owned by the other
(5)	Jeff Watson is the President
(6)	Gerald DeCiccio is Chief Financial Officer
*      Less than 1%

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders of up to 4,046,569 shares of our common stock, all of which are being registered for sale for the accounts of the selling stockholders and include (i) 1,970,956 shares of our common stock and (ii) 2,075,613 shares of our common stock issuable upon exercise of outstanding warrants.  All of the securities being registered were issued pursuant to a private placement which we entered into on January 26, 2010 and, pursuant to an amendment, on February 9, 2010 and also include warrants issued to Ladenburg Thalmann & Co, Inc to purchase 104,657 shares of common stock in consideration for its role as placement agent.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Name of Selling Stockholder	Total Shares Held Including Shares of Common Stock and Shares Issuable Upon Full exercise of the warrant (2)(3)	Total Percentage of Outstanding Shares Assuming Full exercise (1)	Securities Being Offered Pursuant to this Prospectus (3)	Beneficial Ownership After the Offering(4)	Percentage of Common Stock Owned After Offering(4)

Jean Foster Hendry(5)	4,000	*	4,000	--	--
Anson Investments Master Fund LP(6)	44,444	*	44,444	--	--
Taliaferro H. Taylor Jr. (7)	4,500	*	4,500	--	--
Perritt Emerging Opportunities Fund (8)	333,334	5.7	333,334	--	--
Crescent International Ltd9	150,000	2.6	150,000	--	--
Chestnut Ridge Partners LP (10)	244,443	5.7	133,332	111,111	1.9
Daybreak Special Situations Master Fund Ltd. (11)	44,446	*	44,446	--	--
Shui Fong Shum(12)	8,000	*	8,000	--	--
Ying Waung (13)	4,000	*	4,000	--	--
Taylor International Fund Ltd. (14)	200,000	3.5	200,000	--	--
Linda Lou (15)	40,000	*	40,000	--	--
Jayhawk Private Equity Fund II LP (16)	444,444	7.6	444,444	--	--
Valor Capital Management (17)	110,000	1.9	110,000	--	--
CNH Diversified Opportunities Master Account LP (18)	222,222	3.9	222,222	--	--
Changxing Chen (19)	6,000	*	6,000	--	--
Charles Cagnon (20)	51,000	*	20,000	--	--
Chinhuei Tsai (21)	5,000	*	5,000	--	--
Hao Chen (22)	6,000	*	6,000	--	--
Li-Pin Pai (23)	2,644	*	2,644	--	--
Linda Yue Ying Liu (24)	15,000	*	15,000	--	--
Paul Ping Liu (25)	8,000	*	8,000	--	--
The Yingchao Zheng & Ping Gao 2006 Revocable Living Trust dated March 18, 2006 (26)	40,000	*	40,000	--	--
Sam Xiang Liu (27)	1,000	*	1,000	--	--
Shurong Yu (28)	40,000	*	40,000	--	--
Tiffany Liu Shiming Miachael Liu (29)	10,000	*	10,000	--	--
Diane Thelen (30)	73,489	1.3	48,888	24,601	*
Michael A. McClaran (31)	55,556	*	55,556	--	--
Teresa A. McClaran (32)	9,588	*	8,888	770	*
Robert Batta (33)	17,778	*	17,778	--	--
JW Partners LP (34)	22,222	*	22,222	--	--
Westhouse Holdings PLC (35)	188,000	3.3	43,556	72,222	1.3
Hammerman Capital Partners LP (36)	70,000	1.2	70,000	--	--
Silver Rock II, Ltd (37)	120,000	2.1	120,000	--	--
Matthew M. Hayden (38)	65,992	1.2	43,992	--	--
Barry Honig (39)	44,444	*	44,444	--	--
Cranshire Capital LP (40)	111,112	2.0	111,112	--	--
Shira Capital (41)	22,222	*	22,222	--	--
Pentwater Growth Fund Ltd. (42)	288,900	4.99	288,900	--	--
Pentwater Equity Opportunities Master Fund Ltd. (43)	366,660	6.3	366,660	--	--
Oceana Master Fund Ltd. (44)	344,440	5.9	344,440	--	--

DBGJ Irrevocable Trust(45)	44,444	*	44,444	--	--
Karl Ziegler(46)	12,000	*	12,000	--	--
Gloria Constantin (47)	4,000	*	4,000	--	--
Mary Siefert (48)	8,000	*	8,000	--	--
David Latham (49)	4,000	*	4,000	--	--
John Ballard (50)	101,784	1.8	44,444	57,304	1.0
Ladenburg Thalmann
&Co, Inc. (51)	104,657	1.8	104,657	--	--
The Bourquin Family Trust UAD 5/7/1998 (52)	20,000	*	20,000	--	--
Anne R. Brown Irrevocable Trust UAD 3/30/1990 (53)	20,000	*	20,000	--	--
Katharine Bard Dickson & Mark A. Dickson JTWROS(54)	40,000	*	40,000	--	--
Leonard M. Herman Trust UAD 5/3/1993 (55)	30,000	*	30,000	--	--
Sidney N. Herman(56)	20,000	*	20,000	--	--
U. S. Trust Company of Delaware FBO William K. Kellogg III 53 Trust(57)	20,000	*	20,000	--	--
T. Michael Johnson & Patricia R Johnson JTWROS(58)	10,000	*	10,000	--	--
John Bard Manulis(59)	10,000	*	10,000	--	--
Laurie Manulis Harmon(60)	10,000	*	10,000	--	--
R.S. Pierrepont 1932 Trust(61)	10,000	*	10,000	--	--
M. Edward Sellers and Suzan D. Boyd JTWROS(62)	20,000	*	20,000	--	--
Robert S. Steinbaum (63)	10,000	*	10,000	--	--
Janet J. Underwood Trust UAD 6/25/2002 (64)	20,000	*	20,000	--	--
Bard Micro-Cap Fund, L.P.(65)	30,000	*	30,000	--	--
Timothy B. Johnson (66)	10,000	*	10,000	--	--
Timothy B. Johnson	10,000	*	10,000	--	--
C/F Alexis B. Johnson(67)
Dale F. Snavely(68)	30,000	*	30,000	--	--

*Less than 1%

(1)	Based on 5,642,567 shares of common stock issued and outstanding as of March 19, 2010.

(2)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(3)
The Selling Stockholder may not exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise exceeds 4.99% of the then issued and outstanding shares of common stock.  Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(4)	Assumes that all securities registered will be sold.

(5)	Includes (i) 2,000 shares of our common stock and (ii) 2,000 shares of our common stock issuable upon exercise of outstanding warrants.

(6)	Includes (i) 22,222 shares of our common stock and (ii) 22,222 shares of our common stock issuable upon exercise of outstanding warrants. Bruce Winson has sole voting and dispositive power over the shares held by Anson Investments Master Fund LP.

(7)	Includes (i) 2,250 shares of our common stock and (ii) 2,250 shares of our common stock issuable upon exercise of outstanding warrants.

(8)
Includes (i) 166,666 shares of our common stock and (ii) 166,667 shares of our common stock issuable upon exercise of outstanding warrants.  Michal Corett has sole voting and dispositive power over the shares held by Perritt Emerging Opportunities Fund.

(9)
Includes (i) 75,000 shares of our common stock and (ii) 75,000 shares of our common stock issuable upon exercise of outstanding warrants.  Maxi Brezzi and Bachir Taleb-Ibrahimi  have sole voting and dispositive power over the shares held by Crescent International Ltd.

(10)
Includes (i) 66,666 shares of our common stock, (ii) 66,666 shares of our common stock issuable upon exercise of outstanding warrants, (iii) 72,222 of our Class A warrants and (iv) 38,889 of our Class B warrants. 72,222 of our Class A warrants and 38,889 of our Class B warrants are not being offered  pursuant to this prospectus . Kenneth Pasternak has sole voting and dispositive power over the shares held by Chestnut Ridge Partners LP

(11)
Includes (i) 22,223 shares of our common stock and (ii) 22,223 shares of our common stock issuable upon exercise of outstanding warrants.  Larry Butz has sole voting and dispositive power over the shares held by Daybreak Special Situations Mater Fund Ltd.

(12)	Includes (i) 4,000 shares of our common stock and (ii) 4,000 shares of our common stock issuable upon exercise of outstanding warrants.

(13)	Includes (i) 2,000 shares of our common stock and (ii) 2,000 shares of our common stock issuable upon exercise of outstanding warrants..

(14)
Includes (i) 100,000 shares of our common stock and (ii) 100,000 shares of our common stock issuable upon exercise of outstanding warrants. Robert Kirkland has sole voting and dispositive power over the shares held by Taylor International Fund, Ltd.

(15)	Includes (i) 20,000 shares of our common stock and (ii) 20,000 shares of our common stock issuable upon exercise of outstanding warrants.

(16)
Includes (i) 222,222 shares of our common stock and (ii) 222,222 shares of our common stock issuable upon exercise of outstanding warrants.  Kent C. McCarthy has sole voting and dispositive power over the shares held by Jayhawk Private Equity Fund II LP.

(17)
Includes (i) 55,000 shares of our common stock and (ii) 55,000 shares of our common stock issuable upon exercise of outstanding warrants.  John M. Kratky has sole voting and dispositive power over the shares held by Valor Capital Management.

(18)
Includes (i) 111,111 shares of our common stock and (ii) 111,111 shares of our common stock issuable upon exercise of outstanding warrants.  Todd Pulvino has sole voting and dispositive power over the shares held by CNH Diversified Opportunities Master Account LP.

(19)	Includes (i) 3,000 shares of our common stock and (ii) 3,000 shares of our common stock issuable upon exercise of outstanding warrants.

(20)
Includes (i) 31,000 shares of our common stock and (ii) 20,000 shares of our common stock issuable upon exercise of outstanding warrants. 21,000 shares of common stock and 10,000 warrants are not being offered pursuant to this prospectus.

(21)	Includes (i) 2,500 shares of our common stock and (ii) 2,500 shares of our common stock issuable upon exercise of outstanding warrants.

(22)	Includes (i) 3,000 shares of our common stock and (ii) 3,000 shares of our common stock issuable upon exercise of outstanding warrants.

(23)	Includes (i) 1,322 shares of our common stock and (ii) 1,322 shares of our common stock issuable upon exercise of outstanding warrants.

(24)	Includes (i) 7,500 shares of our common stock and (ii) 7,500 shares of our common stock issuable upon exercise of outstanding warrants.

(25)	Includes (i) 4,000 shares of our common stock and (ii) 4,000 shares of our common stock issuable upon exercise of outstanding warrants.

(26)
Includes (i) 20,000 shares of our common stock and (ii) 20,000 shares of our common stock issuable upon exercise of outstanding warrants..  Ying Chao Zheng and Ping Gao have sole voting and dispositive power over the shares held by The Yingchao Zheng & Ping Gao 2006 Revocable Living Trust dated March 18, 2006.

(27)	Includes (i) 500 shares of our common stock and (ii) 500 shares of our common stock issuable upon exercise of outstanding warrants.

(28)	Includes (i) 20,000 shares of our common stock and (ii) 20,000 shares of our common stock issuable upon exercise of outstanding warrants..

(29)	Includes (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants

(30)
Includes (i) 49,045 shares of our common stock and (ii) 24,444 shares of our common stock issuable upon exercise of outstanding warrants.  24,601 shares of common stock are not being offered  pursuant to this prospectus.

(31)	Includes (i) 27,778 shares of our common stock and (ii) 27,778shares of our common stock issuable upon exercise of outstanding warrants

(32)
Includes (i) 5,214 shares of our common stock and (ii) 4,444 shares of our common stock issuable upon exercise of outstanding warrants.  700 shares of common stock are not being offered  pursuant to this prospectus.

(33)	Includes (i) 8,889 shares of our common stock and (ii) 8,889 shares of our common stock issuable upon exercise of outstanding warrants.

(34)
Includes (i) 11,111 shares of our common stock and (ii) 11,111 shares of our common stock issuable upon exercise of outstanding warrants.  Jason Wild has sole voting and dispositive power over the shares held by JW Partners LP.

(35)
Includes (i) 94,000 shares of our common stock, (ii) 21,778 shares of our common stock issuable upon exercise of outstanding warrants, (iii) 46,944 of our Series A warrants and (iv) 25,278 of our Series B warrants .  72,222 shares of common stock, 46,944 Series A warrants and 25,278 Series B warrants are not being offered pursuant to this prospectus .  Jonathan Azis has sole voting and dispositive power over the shares held by Westhouse Holdings PLC

(36)
Includes (i) 35,000 shares of our common stock and (ii) 35,000 shares of our common stock issuable upon exercise of outstanding warrants.  Jason A. Hammerman has sole voting and dispositive power over the shares held by Hammerman Capital Partners LP.

(37)
Includes (i) 60,000 shares of our common stock and (ii) 60,000 shares of our common stock issuable upon exercise of outstanding warrants.  Ezaat Jallad has sole voting and dispositive power over the shares held by Silver Rock Capital II

(38)
Includes (i) 21,996 shares of our common stock, (ii) 21,996 shares of our common stock issuable upon exercise of outstanding warrants, (iii) 14,300 of our Series A warrants held by MMH Group, LLC and (iv) 7,700 Series B warrants held by MMH Group, LLC. Matthew M. Hayden has sole voting and dispositive power over securities held by MMH Group, LLC. 14,300 of our Series A warrants and 7,700 of our Series B warrants held by MMH Group, LLC. are not being offered pursuant to this prospectus.

(39)	Includes (i) 22,222 shares of our common stock and (ii) 22,222 shares of our common stock issuable upon exercise of outstanding warrants..

(40)
Includes (i) 55,556 shares of our common stock and (ii) 55,556 shares of our common stock issuable upon exercise of outstanding warrants.  Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire.  Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview.  As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire Capital, L.P..

(41)
Includes (i) 11,111 shares of our common stock and (ii) 11,111 shares of our common stock issuable upon exercise of outstanding warrants.  Montgomery Cornell has sole voting and dispositive power over the shares held by Shira Capital LLC.  Shira Capital LLC is an affiliate of a broker-dealer.

(42)	Includes (i) 144,450 shares of our common stock and (ii) 144,450 shares of our common stock issuable upon exercise of outstanding warrants. Matthew Halbower has sole voting and dispositive power over the shares held by Pentwater Growth Fund Ltd

(43)	Includes (i) 183,330 shares of our common stock and (ii) 183,330 shares of our common stock issuable upon exercise of outstanding warrants. Matthew Halbower has sole voting and dispositive power over the shares held by Pentwater Equity Opportunities Master Fund Ltd.

(44)	Includes (i) 172,220 shares of our common stock and (ii) 172,220 shares of our common stock issuable upon exercise of outstanding warrants. Matthew Halbower has sole voting and dispositive power over the shares held by Oceana Master Fund Ltd.

(45)	Includes (i) 22,222 shares of our common stock and (ii) 22,222 shares of our common stock issuable upon exercise of outstanding warrants. Joel Brauser has sole voting and dispositive power over the shares held by DBGJ Irrevocable Trust.

(46)	Includes (1) 6,000 shares of our common stock and (ii) 6,000 shares of our common stock issuable upon exercise of outstanding warrants.

(47)	Includes (1) 2,000 shares of our common stock and (ii) 2,000 shares of our common stock issuable upon exercise of outstanding warrants.

(48)	Includes (1) 4,000 shares of our common stock and (ii) 4,000 shares of our common stock issuable upon exercise of outstanding warrants.

(49)	Includes (1) 2,000 shares of our common stock and (ii) 2,000 shares of our common stock issuable upon exercise of outstanding warrants.

(50)
Includes (1)  79,562 shares of our common stock and (ii) 22,222 shares of our common stock issuable upon exercise of outstanding warrants. Mr. Ballard served as our Chief Financial Officer from September 30, 2003 until September 25, 2009. 57,340 shares of common stock are not being offered  pursuant to this prospectus.

(51)	Represents 104,657 shares of our common stock issuable upon exercise of outstanding warrants. Ladenburg Thalmann & Co, Inc. is a wholly owned subsidiary of Ladenburg Thalmann Financial Services, Inc. ('LTFS'), a publicity traded company. Accordingly, LTFS may be deemed to have voting and dispositive power over the securities held by Ladenburg Thalmann & Co, Inc. Ladenburg Thalmann & Co, Inc is a broker-dealer.

(52)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise of outstanding warrants.  Either Kent R. Bourquin or Mary Bard Bourquin Trustees, have sole voting and dispositive power over the shares held by The Bourquin Family Trust UAD 5/7/1998.

(53)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise of outstanding warrants.  Rocky W. Hudson, Trustee has sole voting and dispositive power over the shares held by Anne R. Brown Irrevocable Trust UAD 3/30/1990.

(54)
Represents (i) 20,000 shares of our common stock and (ii) 20,000 shares of our common stock issuable upon exercise of outstanding warrants.  Katharine Bard Dickson has sole voting and dispositive power over the shares held by Katharine Bard Dickson & Mark A Dickson, JTWROS.

(55)
Represents (i) 15,000 shares of our common stock and (ii) 15,000 shares of our common stock issuable upon exercise of outstanding warrants.  Leonard M. Herman, Trustee, has sole voting and dispositive power over the shares held by Leonard M. Herman Trust UAD 3/3/93.

(56)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise of outstanding warrants.  Debra Patterson has sole voting and dispositive power over the shares held by WK Kellogg 1953 Trust, U.S. Trust Co of Delaware Trustee.

(57)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise ofoutstanding warrants.  Debra Patterson has sole voting and dispositive power over the shares held by U. S. TrustCompany of Delaware FBO William K. Kellogg III 53 Trust

(58)
Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.  T. Michael Johnson and Patricia Johnson each have voting and dispositive power over the shares held by T. Michael Johnson and Patricia Johnson JTWROS.

(59)	Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.

(60)	Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.

(61)
Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.  Seth Pierrepont, Trustee has sole voting and dispositive power over the shares held by R.S. Pierrepont 1932 Trust.

(62)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise of outstanding warrants.  M.Edward Sellers & Suzan D. Boyd has sole voting and dispositive power over the shares held by M. Edward Sellers & Suzan D. Boyd JTWROS.

(63)	Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.

(64)
Represents (i) 10,000 shares of our common stock and (ii) 10,000 shares of our common stock issuable upon exercise of outstanding warrants.  Janet J. Underwood has sole voting and dispositive power over the shares held by Janet J. Underwood Trust UAD 6/5/02.

(65)
Represents (i) 15,000 shares of our common stock and (ii) 15,000 shares of our common stock issuable upon exercise of outstanding warrants. Timothy B. Johnson has sole voting and dispositive power over the shares held by Bard Micro-Cap Fund, L.P.

(66)	Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.

(67)	Represents (i) 5,000 shares of our common stock and (ii) 5,000 shares of our common stock issuable upon exercise of outstanding warrants.

(68)	Represents (i) 15,000 shares of our common stock and (ii) 15,000 shares of our common stock issuable upon exercise of outstanding warrants.

PLAN OF DISTRIBUTION

This prospectus includes 1,970,956 shares of common stock and 2,075,613 warrants offered by the selling stockholders, including 104,657 warrants offered by Ladenburg Thalmann & Co, Inc., a statutory underwriter of these 104,657 warrants, and 11,111 shares of common stock and 11,111 warrants offered by Shira Capital, LLC, an affiliate of a broker-dealer.  Shira Capital, LLC purchased its securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, Shira Capital, LLC had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, no par value per share.  As of February12, 2010 there were 5,642,567 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by the Company’s board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable.  Our Articles of Incorporation, Bylaws and the applicable statutes of the State of Colorado for a more complete description of the rights and liabilities of holders of the Company’s securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, no par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  We have not issued any shares of preferred stock.

Dividends

The Company has not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of the Company’s board of directors and depends  upon the Company’s earnings, if any, the Company’s capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.
Warrants

As of March 23, 2010, there are 3,190,722 outstanding warrants to purchase the Company’s securities.

Options

As of March 23, 2010, there were 94,717 options to purchase the Company’s securities issued or outstanding.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Indemnification of Directors and Officers

The Company’s directors and officers are indemnified as provided by the Colorado Statutes and the Company’s Bylaws. The Company has agreed to indemnify each of the Company’s directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Company’s directors, officers and controlling persons pursuant to the provisions described above, or otherwise, The Company have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the Company’s payment of expenses incurred or paid by the Company’s director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements included in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing to the extent and for the periods indicated in their report appearing elsewhere herein.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32 nd Floor, New York, New York 10006 has passed upon the validity of the shares of common stock to be sold in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 408 N. Canal Street, South San Francisco, CA 94080.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30, 2009	December 31, 2008
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$5,067,638	$5,092,476
Restricted cash	1,417,356	-
Accounts receivables, net of allowances of $281,000 and $46,000, respectively	14,985,055	4,790,506
Notes receivable	354,263	269,507
Inventories	4,926,189	3,754,765
Income tax receivable	186,157	-
Advances to suppliers	539,394	99,824
Other receivables	111,006	185,400
Prepaid and other current assets	401,260	206,770
Total current assets	27,988,318	14,399,248

Property, plant and equipment, net	3,554,610	1,353,539
Intangible assets	1,101,000	1,101,000
Goodwill	285,714	285,714
Investment at cost	51,892	51,892
Deposits paid for contracts in process	-	1,673,084
Long term receivable – related party	253,996	260,973
Other assets	-	7,559
Total assets	$33,235,530	$19,133,009
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,481,008	$3,400,253
Accrued expenses	1,029,332	867,291
Line of credit	2,000,000	-
Acquisition cost payable	-	285,714
Tax payable	492,516	364,213
Due to related parties	1,351,276	1,243,024
Customer deposits	175,723	964,998
Total current liabilities	19,529,855	7,125,493

Non-current liabilities
Line of credit	763,285	937,075
Loan payable to stockholders	-	60,024
Total non-current liabilities	763,285	997,099
Total liabilities	20,293,140	8,122,592

Stockholders’ equity
Common stock (No Par Value; 100,000,000 shares authorized; 3,621,611 and 3,493,511 shares issued and outstanding, respectively)	6,270,399	6,108,379
Retained earnings	5,160,166	3,801,921
Accumulated other comprehensive income	665,510	487,478
Total equity attributable to Worldwide	12,096,075	10,397,778
Non-controlling interest	846,315	612,639
Total stockholders’ equity	12,942,390	11,010,417
Total liabilities and stockholders’ equity	$33,235,530	$19,133,009

See accompanying notes to unaudited condensed consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Sales	$18,618,508	$19,102,654	$39,217,288	$31,348,064
Cost of goods sold	15,757,244	17,738,721	32,654,832	27,493,975
Gross profit	2,861,264	1,363,933	6,562,456	3,854,089

Operating Expenses
Selling, general and administrative expenses	1,316,386	750,983	3,728,136	2,227,502
Management and professional fees paid to shareholders (Note 14)	80,000	72,680	260,000	225,680
Stock based compensation	46,800	(15,000)	162,020	95,000
Depreciation	83,485	2,879	246,366	10,713
Total operating expenses	1,526,671	811,542	4,396,522	2,558,895
Net operating income	1,334,593	552,391	2,165,934	1,295,194

Other Income (expenses)
Interest income	3,007	8,267	14,164	12,217
Interest expense	(20,114)	(1,287)	(40,923)	(74,375)
Interest expense paid to shareholders (Note 14)	-	(9,838)	-	(27,284)
Other income (expense)	13,391	5,704	6,399	5,704
Exchange gain (loss)	97,996	-	103,421	(691)
Total other expenses	94,280	2,846	83,061	(84,429)

Income before income taxes	1,428,873	555,237	2,248,995	1,210,765
Income taxes	(427,497)	(8,514)	(670,121)	(16,813)
Income after taxes	1,001,376	546,723	1,578,874	1,193,952
Net income(loss) from discontinued operations, net of tax	-	(6,115)	-	2,017
Net income before non-controlling interest	1,001,376	540,608	1,578,874	1,195,969
Net income attributable to non-controlling interest	(98,019)	-	(220,629)	-
Net income attributable to Worldwide	903,357	540,608	1,358,245	1,195,969

Other comprehensive income
Foreign currency translation, net of tax	83,423	146,017	191,079	102,835
Comprehensive income (loss) attributable to non-controlling interest	524	-	(13,047)	-
Total comprehensive income	$987,304	$686,625	$1,536,277	$1,298,804

Basic and diluted earnings per share from continuing operations	$0.25	$0.17	$0.38	$0.48
Basic and diluted earnings per share from discontinued operations	$0.00	$(0.00)	$0.00	$0.00
Basic and diluted earnings per share	$0.25	$0.17	$0.38	$0.48
Basic and diluted weighted average shares outstanding	3,621,611	3,170,906	3,578,014	2,471,384

See accompanying notes to unaudited condensed consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities:
Net income attributable to Worldwide	$1,358,245	$1,195,969
Net income attributable to non-controlling interest	220,629	-
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	246,564	74,646
Allowance for bad debts	234,796	(20,000)
Stock based compensation	162,020	95,000
Changes in operating assets and liabilities:
Accounts receivable	(10,250,963)	(2,496,611)
Notes receivable	(84,468)	-
Inventories	(1,167,944)	(1,433,804)
Income tax receivable	(185,921)	(2,375)
Advance to suppliers	(438,754)	(4,847)
Related party payable	6,497	-
Prepaid and other current assets	(198,622)	(277,531)
Accounts payable	11,155,323	1,308,977
Accrued expense and acquisition cost payable	(123,636)	105,196
Tax payable	128,152	14,105
Customer deposits	(789,339)	-
Net cash provided by (used by) operating activities	272,579	(1,441,275)

Cash flows from investing activities:
Loan to related parties	-	(207,130)
Capital expenditures	(744,218)	(648,887)
Deposits paid for investment in subsidiaries	-	(772,692)
Deposits to restricted account	(1,417,356)	-
Net cash used by investing activities	(2,161,574)	(1,628,709)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	4,578,494
Repayment of loans payable to shareholders	(60,024)	(438,788)
Proceeds from related parties	107,521	-
Net proceeds from line of credit	2,000,000	1,166,786
Repayment of bank loans	(173,790)	-
Net cash flows provided by financing activities:	1,873,707	5,306,492

Effect of exchange rate changes on cash and cash equivalents	(9,550)	114,411
Net increase (decrease) in cash and cash equivalents	(24,838)	2,350,919
Cash and cash equivalents- beginning of period	5,092,476	2,111,825
Cash and cash equivalents- end of period	$5,067,638	$4,462,744

See accompanying notes to unaudited condensed consolidated financial statements

Supplemental disclosure of non cash activities:
Cash paid during the period for:
Interest	$40,923	$101,659
Income tax	$390,217	$35,758

See accompanying notes to unaudited condensed consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

1.      MANAGEMENT'S REPRESENTATION OF INTERIM FINANCIAL INFORMATION

The accompanying unaudited condensed consolidated financial statements have been prepared by Worldwide Energy and Manufacturing USA, Inc. and subsidiaries without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These condensed consolidated financial statements should be read in conjunction with the audited financial statements at December 31, 2008 as filed in the Company Form 10-K filed with the Commission on April 14, 2009 and the amended 10K/A filed August 19, 2009 and September 1, 2009.

2.      SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the condensed consolidated financial statements and the restated December 31, 2008 financials included in the 10-K/A filed on September 1, 2009.

In June 2009 the FASB established the Accounting Standards Codification ("Codification" or "ASC") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). Rules and interpretive releases of the Securities and Exchange Commission ("SEC") issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Description of Business

Worldwide Energy and Manufacturing USA, Inc. (“Worldwide” or “the Company”) is an international manufacturing and engineering firm, concentrating on PV solar modules and contract manufacturing services, using multiple factories in China. Worldwide services customers primarily in Europe, South Korea for our solar modules and United States-based companies for their outsource of smaller and scale production orders for offshore production in China. From our inception in 1993 until 2005, we were strictly an intermediary or “middle man,” working with our customers and our subcontractors to assure that our customers received high quality components on a timely basis that fulfilled their specific needs. While we still subcontract a significant portion of our business, since 2005, we have begun the transition to becoming a direct contract manufacturer, operating several of our own factories. Recently, we announced the opening of two additional factories, allowing us to become a direct manufacturer for solar modules and for power supply units as described below.

In February of 2008, Worldwide established a solar division that focuses on photovoltaic module technology under the brand name of “Amerisolar.” On February 25, 2008, the Company changed its name from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc. in order to reflect its expansion into the solar energy industry. The Company issued 300,000 restricted shares for the Amerisolar brand name.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Worldwide leased a 129,167 square foot facility in Ningbo, China. The lease term is from July 18, 2008 to July 17, 2013. This facility houses the production operations and R&D center for the Company’s solar division. Operations at this facility began during the first quarter of 2009.

On October 14, 2008, Worldwide completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”), through acquiring 55% of the outstanding capital stock of De Hong, a China corporation, through Worldwide’s wholly owned subsidiary Intech Electro-Mechanical Products Co., Ltd., a Chinese corporation (“Intech”). Shanghai De Hong Electric and Electronic Company is the holding Company for the operating subsidiary Shanghai Intech-Detron Electronic Co. (“Detron”). The Company purchased De Hong based on the fair value of its assets at the time of purchase.

The terms of the purchase agreement stated that Worldwide would pay a cash consideration of $1,022,700 dollars for 55% interest in DeHong. Intech paid the first installment of $714,286 on behalf of Worldwide in September 2008. During the three months ended March 31, 2009, Worldwide paid $308,414 for the second installment and the total consideration of the purchase price of $1,022,700 was paid in full.

The Company funded the acquisition with some of the proceeds from its sale of 1,055,103 shares of its common stock, or $4,747,970, which took place in June 2008. Worldwide received 55% control of the operating subsidiary, Detron. Detron is a power supply factory in Shanghai, China with design and R&D capabilities. This was accounted for as a purchase of Detron, where Worldwide has operating control. The Company began to consolidate Detron into the Company’s consolidated financial statements beginning on October 1, 2008.

On August 15, 2008, Worldwide formed a new Company called Nantong Ningbo Solar factory (“Ningbo Solar”), which is our solar energy research, development and manufacturing subsidiary. The Company established a factory to provide installation services to different solar project. The Company also acts as an agent to import or export the products and services overseas. The Ningbo Solar factory began operations during the first quarter of 2009.

On November 14, 2005, Worldwide established a die-casting and machining presence through leasing an existing facility from a former supplier, and initially investing approximately $500,000 to upgrade the equipment and manufacturing buildings. In this transaction, we acquired assets, the expertise of the employees, the managers of the factories, and a portion of the existing customers of those factories. In the third quarter of 2005, we also established an electronics manufacturing factory.

As of December 31, 2008 we own and operate four factories that we now use for the manufacturing of certain product lines that we historically had to subcontract, and we are using the services of approximately 40 subcontractors to manufacture those product lines for which we do not have our own manufacturing capabilities.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The accompanying consolidated financial statements include Worldwide Energy and Manufacturing USA, Inc., a Colorado corporation and a public company, its operating subsidiary, Worldwide USA, a California corporation, and six subsidiary companies, Shanghai Intech Electro-Mechanical Products Co., Ltd.(“Intech”), Shanghai Intech Precision Mechanical Products Ltd(“Die Cast”)., Shanghai Intech-Detron Electric and Electronic Company Limited (“Detron”), Ningbo Solar Factory (“Ningbo Solar”), Nantong Solar Factory (“Nantong”) and Shanghai De Hong Electric and Electronic Company Limited (“De Hong”), owned by Worldwide USA.

Effective January 1, 2009, the Consolidation Topic, ASC 810-10-45-16, revised the accounting treatment for non-controlling minority interests of partially-owned subsidiaries. Non-controlling minority interests represent the portion of earnings that is not within the parent Company’s control. These amounts are now required to be reported as equity instead of as a liability on the balance sheet. This change resulted in a $612,639 reclassification from other long-term liabilities to shareholders’ equity on the December 2008 consolidated balance sheet and is primarily related to the $1,022,700 investment in Shanghai De Hong Electric and Electronic Company Limited (‘De Hong”). Additionally, this statement requires net income from non-controlling minority interests to be shown separately on the consolidated statements of income and other comprehensive income. These amounts are $98,019 and $220,629 for the three and nine month periods respectively ending September 30, 2009, and shown separately in the unaudited consolidated statement of income and other comprehensive income. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company also consolidates any variable interest entities (VIEs), of which it is the primary beneficiary, as defined. The Company does not have any VIEs that need to be consolidated at this time. When the Company does not have a controlling interest in an entity, but exerts a significant influence over the entity, the Company would apply the equity method of accounting.

Comprehensive Income

The Company reports comprehensive income in accordance with FASB ASC Topic 220 “Comprehensive Income," which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements.

The accumulated other comprehensive income on the consolidated balance sheets at September 30, 2009 and December 31, 2008 are summarized as follows:

	September 30, 2009	December 31, 2008
Accumulated Other Comprehensive Income
Foreign Currency Translation Adjustment	$665,510	$487,478
Total	$665,510	$487,478

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (continued)

The components of comprehensive income on the statements of income and comprehensive income for the three and nine month periods ended September 30, 2009 and 2008 are summarized as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2009	2008	2009	2008
Other Comprehensive Income
Net Income attributable to Worldwide	$903,357	$540,608	$1,358,245	$1,195,969
Foreign Currency Translation Adjustment	83,423	146,017	191,079	102,835
Comprehensive Income (Loss) attributable to Non-Controlling Interest	524	-	(13,047)	-
Total Comprehensive Income	$987,304	$686,625	$1,536,277	$1,298,804

Accounts Receivable

Trade accounts receivables are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivables are included in net cash provided by operations activities in the consolidated cash flow statements. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging reports and existing industry and People’s Republic of China (“PRC”) economic data. The Company reviews its allowances every month. Past due invoices over 90 days that exceed a specific amount are reviewed individually for collectability. During the nine month period ended September 30, 2009, a total amount of $9,610 was charged off against the allowance after all means of collection were exhausted and the potential for recovery was considered remote.

Property and equipment

Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the related asset type using the straight-line method for financial statement purposes. Maintenance and repairs are expensed as incurred and the costs of additions and betterments that increase the useful lives of the assets are capitalized. When property or equipment is disposed, the cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in other income or expenses. We evaluate the

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment (continued)

the recoverability of property, plant and equipment and intangible assets in accordance with FASB ASC Topic 360, “Property, Plant, and Equipment,” and FASB ASC Topic 205, “Presentation of Financial Statements.” We test for impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than then assets’ carrying amounts. An impairment loss is recognized in the event the carrying value of these assets exceeds the fair value of the applicable assets. Impairment evaluations involve management estimates of asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management, which could have a material effect on our operating results and financial position. As of September 30, 2009, management determined that there was no such impairment.

The estimated service lives of property and equipment are as follows:

Buildings and leasehold improvements	7 to 40 years
Machinery and equipment	5 years
Transportation vehicles	5 years
Furniture and fixtures	7 years
Computers and computer software	3 years

Construction in-progress

Plant and production lines currently under development are accounted for as construction-in-progress. Construction-in-progress is recorded at acquisition cost, including land rights cost, development expenditure, professional fees and the interest expenses capitalized during the course of construction for the purpose of financing the project. Upon completion and readiness for use of the project, the cost of construction-in-progress is to be transferred to fixed assets, at which time depreciation will commence. As of September 30, 2009, the Company has incurred and capitalized into construction-in-progress $1,522,818 of construction costs. This construction in progress includes $1,082,644 for the building of a new solar factory and $440,174 for a new building and die cast machinery. The Company had no capitalized interest and to date has funded this construction through operations without the use of outside financing. The estimated additional cost to be incurred in 2009 is $400,000 and the total cost of the project will be $4,500,000. Upon completion of the construction in progress, the Company will record to property and equipment and beginning to depreciate over the useful life.

Long-Lived Assets

The Company’s long-lived assets and other assets are reviewed for impairment in accordance with the guidance of the FASB ASC 360-10, Property, Plant, and Equipment, whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Through September 30, 2009, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that demand for the Company’s products or services will continue, which could result in an impairment of Long-Lived assets in the future.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at lower of cost or market and consist of materials, labor and overhead. The Company determines the cost of inventory by the first-in, first-out method. The Company evaluates inventories for excess quantities and obsolescence. This evaluation includes analyses of sales levels by product and projections of future demand. In order to state the inventory at lower of cost or market, the Company maintains reserves against its inventory. If future demand or market conditions are less favorable than the Company’s projections, a write-down of inventory may be required, and would be reflected in cost of goods sold in the period the revision is made. Inventories consist of raw material, work in progress and finished goods of manufactured products.

Revenue Recognition

The Company recognizes revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”. The Company recognizes revenue from product sales when the orders are completed and shipped, provided that collection of the resulting receivable is reasonably assured. Amounts billed to customers are recorded as sales while the shipping costs are included in cost of sales. Returns of defective custom parts may only be exchanged for replacement parts within 30 days of the invoice date. Returns of defective parts, may be exchanged for replacement parts or for a refund. Revenue from non-refundable customer tooling deposits is recognized when the materials are shipped or when the deposit is forfeited, whichever is earlier. During the current quarter, industry conditions and market forces have necessitated the Company to extend their payment terms in the marketplace; however, this change in terms does not prohibit the Company from recognizing revenue in accordance with SAB No. 104.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. A substantial amount of the Company’s cash is held in bank accounts in the People’s Republic of China and is not protected by the Federal Deposit Insurance Corporation (FDIC) insurance or any other similar insurance. Accounts held at U.S. financial institutions are insured by the FDIC up to $250,000. As of September 30, 2009 the Company’s cash balance held at U.S banks was $2,762,295 which was $2,262,295 in excess of the insured amounts. Given the current economic environment and the financial conditions of the banking industry there is a risk that deposits may not be readily available or covered by such insurance. The Company has had no loss on excess cash in domestic or foreign banks in past years.

Income tax

The Company is subject to income taxes in the U.S. and China. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASBASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income tax (continued)

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at rates of taxation prevailing in the municipalities in the PRC in which the Company operates.

The Company does not accrue United States income tax on unremitted earnings from foreign operations, as it is the Company’s intention to invest these earning in the foreign operations indefinitely.

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to stay in place through 2012, with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. The Company did not have any subsidiaries that qualified for any preferred tax treatment. For income tax purposes, we use 39% blended rate (US Federal and state) for US operations an approximately 10% to 25%, based on the municipality in which the subsidiary resides, for China based operations. These rates are applied to Net Income before Income Taxes.

Goodwill

The Company evaluates goodwill and other intangible assets in accordance with FASB ASC Topic 350, “Intangibles — Goodwill and Other.” Goodwill is recorded at the time of an acquisition and is calculated as the difference between the total consideration paid for an acquisition and the fair value of the net tangible and intangible assets acquired. Accounting for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the fair value of the net tangible and intangible assets acquired, including in-process research and development (“IPR&D”). Goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. If the assumptions and estimates used to allocate the purchase price are not correct, or if business conditions change, purchase price adjustments or future asset impairment charges could be required. The value of our intangible assets, including goodwill, could be impacted by future adverse changes such as: (i) any future declines in our operating results, (ii) a decline in the valuation of technology Company stocks, including the valuation of our common stock, (iii) a significant slowdown in the worldwide economy or (iv) any failure to meet the performance projections included in our forecasts of future operating results. In accordance with FASB ASC Topic 350, the Company tests goodwill for impairment on an annual basis or more frequently if the Company believes indicators of impairment exist. Impairment evaluations involve management estimates of asset useful lives and future cash flows. Significant management judgment is required in the forecasts of future operating results that are used in the evaluations. It is possible, however, that the plans and estimates used may be incorrect. If our actual results, or the plans and estimates used in future impairment analysis, are lower than the original estimates used to assess the recoverability of these assets, we could incur additional impairment charges in a future period.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill (Continued)

The Company performs its annual impairment review of goodwill in December, and when a triggering event occurs between annual impairment tests. The Company recorded no impairment loss for December 31, 2008 or for the period ending September 30, 2009.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Estimates

The preparation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: useful lives and residual values of fixed assets, valuation of inventories and accounts receivable, stock based compensation, purchase price allocation, and goodwill and intangible assets impairment tests. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Foreign Currency Transactions and Translation

The Company’s principal country of operations is The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the exchange rates prevailing at the balance sheet date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within stockholders’ equity. Translation adjustments net of tax totaled $83,423 and $146,017, for the three months ended September 30, 2009 and 2008, respectively and $191,079 and $102,835, for the nine months ended September 30, 2009 and 2008, respectively.

As of September 30, 2009 and 2008, the exchange rate was RMB 6.8376 and RMB 6.8551 per U.S. Dollar, respectively. The average exchange rate for the nine months ended September 30, 2009 and 2008 was RMB 6.8425 and RMB 6.9989, respectively.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements

Effective April 1, 2009, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For Worldwide, this statement applies to certain investments and long-term debt.

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the fair value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc…).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company’s had no financial assets and/or liabilities carried at fair value on a recurring basis at September 30, 2009.

As of September 30, 2009 and December 31, 2008 the fair value of cash, accounts receivable, other receivables, accounts payable, commercial notes payable, lines of credit and accrued expenses approximated carrying value due to the short maturity of the instruments, quoted market prices, or interest rates, which fluctuate with market rates.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment.

Basic and diluted earnings per share

Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,

•	Employee stock options, and

•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires Worldwide to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share are based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there was no dilutive effect of the warrants and stock options for the three and nine months ended September 30, 2009 and 2008.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations, Risks, and Uncertainties

All of the Company’s manufacturing is located in the Peoples Republic of China (“PRC”). There can be no assurance that the Company will be able to successfully continue to manufacture its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, governmental and political conditions, and changes in regulations. Because the Company is dependent on foreign trade in PRC, the Company is subject to various additional political, economic and other uncertainties. Among other risks, the Company’s operations will be subject to risk of restrictions on transfer of funds, domestic and international customs, changing taxation policies, foreign exchange restrictions, and political and governmental regulations.

The Company operates in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

At September 30, 2009, one customer accounted for more than 10% of the Company’s accounts receivable, with a total amount of $8,851,808, representing 59.1% of total accounts receivable in aggregate. This accounts receivable includes sales with extended payment terms due to market conditions and competitive pressures. At September 30, 2008, three customers individually accounted for more than 10% of the Company’s accounts receivable, these customers’ total accounts receivable amounts to $2,830,204, representing 48.0% of total accounts receivable in aggregate.

At September 30, 2009, one customer accounted for more than 10% of our quarterly sales with a sales mount of $10,859,160 or 58.3% of sales. At September 30, 2008, two customers individually accounted for greater than 10% of quarterly sales with a total sales volume in the quarter of $14,390,132, or 75.3%.

At September 30, 2009, one supplier accounted for more than 10% of our Cost of Goods Sold for the quarter. Purchases from this supplier totaled $9,036,295 or 57.3% of the quarterly Cost of Goods Sold. Market conditions have allowed the Company to negotiate extended payment periods from this supplier. At September 30, 2008, one supplier accounted for greater than 10% of our Cost of Goods Sold in the period at $2,436,595 or 13.7% of the quarterly Cost of Goods sold.

Payments of dividends may be subject to some restrictions due to the fact that the operating activities are conducted in subsidiaries residing in the Peoples Republic of China.

As part of the production process, the Company may be required by its suppliers to advance funds under short-term agreements for tooling and other pre-production costs. The advances are generally unsecured and may carry interest at the prevailing market rate for short-term instruments. Such tooling is in most cases, either owned by the supplier or our customers and is generally of value primarily for the specific needs of the Company’s customers. At September 30, 2009, the Company has made advances to its suppliers of $539,394 for materials and inventory. The Company in turn requires its customers to provide a non-refundable down payment to offset such startup costs. As of September 30, 2009, the Company has customer deposits of $175,723. In the event that a supplier is unable to fulfill its production agreements with the Company, management believes that other suppliers can be found for the Company’s products. However, a change in suppliers would cause a delay in the production process, and could result in loss of tooling deposits and other supplier advances, which could negatively affect the Company’s operating results.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

2.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations, Risks, and Uncertainties (continued)

The Company sells its goods and services internationally, with the majority of its revenue currently being derived from customers in the United States and Europe. As such, the Company is susceptible to credit risk on accounts and notes receivable from customers. Generally, the Company does not obtain security from its customers in support of accounts receivable.

Subsequent Events

In May 2009, the FASB issued accounting guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC Topic 855 is effective for interim or fiscal periods ending after June 15, 2009. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, through November 13, 2009, which represents the date these financial statements are being filed with the Commission. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the financial statements. With respect to this disclosure, the Company has not evaluated subsequent events occurring after November 13, 2009.

Stock Based Compensation

For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical Company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our condensed consolidated statement of income and other comprehensive income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Share-based compensation costs that have been included in operating expenses amounted to $162,020 and $95,000 for the nine months ended September 30, 2009 and 2008, respectively. For the three month period ending September 30, 2009 and September 3, 2008, stock based compensation was $46,800 and ($15,000), respectively.

Recently Enacted Accounting Standards

Accounting Standards Update ("ASU") ASU No. 2009-05 (ASC Topic 820), which amends Fair

Value Measurements and Disclosures - Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU's No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company, or their effect on the financial statements would not have been significant.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

3.      COMMITMENTS AND CONTINGENCIES

The Company leases its office spaces and certain vehicles and equipment under non-cancelable operating leases. Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of December 31, 2008, in the aggregate and for each of the five succeeding fiscal years are as follows:

Year ended December 31
2009	$154,302
2010	526,253
2011	494,713
2012	498,663
2013	320,603

Total minimum future rental payment	$1,994,534

Total rent and lease expense was $338,784 and $158,448 for the nine months ended September 30, 2009 and 2008, respectively.

Total rent and lease expense was $112,331 and $65,098 for the three months ended September 30, 2009 and 2008, respectively.

The Company has various purchase commitments for materials, supplies and services incident to the ordinary conduct of business, generally for quantities required for the Company’s business and at prevailing market prices. No material annual loss is expected from these commitments.

The Company has advances to several material and inventory suppliers in the amount of $539,394 which will be offset against future purchases from those suppliers.

The company has a contingency associated with our capital raises done in 2008 requiring certain milestones to be met. The contingency states: “If (a) the Company fails to report at least $2,500,000 in EBITDA less noncash expenditures for the fiscal year ending December 31, 2009, as disclosed in the Company’s Form 10-K for the fiscal year ending December 31, 2009 (“2009 Milestone”), the date of disclosure of such 2009 Milestone (“2009 Milestone Date”) and such 10-K, and (b) if the average of the ten closing prices for each of the ten trading days immediately following the 2009 Milestone Date is less than the lesser of the Per Share Purchase Price and the 2008 Milestone Price, which is $4.50 (“2009 Milestone Price”), then, within 13 Trading Days of the 2009 Milestone Date, the Company shall issue to each Purchaser a number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock issued to such Purchaser on the Closing Date along with any 2008 Milestone Shares issued pursuant to the 2008 Milestone Date, which are none, and (ii) the number of shares of Common Stock that would otherwise have been issuable to such Purchaser on the closing date if the Per Share Purchase Price was equal to the 2009 Milestone Price.” (“2009 Milestone Shares”).” Jimmy and Mindy Wang have deposited into an escrow account 1,620,954 shares of common stock to satisfy the issuance of any shares related to the 2009 Milestone Shares.

The Company is not involved in any legal matters except for the Other Receivable listed in Note 6 and those arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
4.      ACCOUNTS RECEIVABLE

Accounts receivable by major categories are summarized as follows:

	September 30, 2009	December 31, 2008

Accounts Receivable – pledged to banks	$7,672,948	$3,385,298
Accounts Receivable – not pledged	7,592,845	1,450,842
	15,265,793	4,836,140
Less: allowances for doubtful accounts	(280,738)	(45,634)
Total	$14,985,055	$4,790,506

Under the terms of a revolving line of credit agreement with Bank of the West indicated in Note 13, the revolving line of credit is secured by 70% of accounts receivable and all business assets of Worldwide USA and guaranteed by certain of its officers.

5.      INVENTORIES

Inventories by major categories are summarized as follows:

	September 30, 2009	December 31, 2008

Raw materials	$872,268	$752,249
Work in progress	353,447	1,107,857
Finished goods	2,808,705	1,914,021
Finished goods – pledged to the bank	911,178	-
	4,945,598	3,774,127
Less: allowances for slowing moving items	(19,409)	(19,362)
Total	$4,926,189	$3,754,765

Under the terms of a revolving line of credit agreement with Bank of the West indicated in Note 13, the revolving line of credit is secured by 50% of inventories and all business assets of of Worldwide USA and guaranteed by certain of its officers.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
6.      OTHER RECEIVABLE

The Company has other receivables of $111,006 due from a supplier. In the China legal system we have received a judgment for the total amount in May 2009. The supplier appealed the judgment, but the original decision was upheld in August 2009. Management believes we will be able to collect this amount by the end of the first half of 2010.

7.      INCOME TAX

Our statutory federal income tax is 34% and our state income tax rate is 9.3%. The Company has no amounts of federal tax due in the periods presented. The provision for income taxes consists of the following:

	For The Nine Months Ended		For The Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Current income tax expense in China	$134,835	$16,813	$65,380	$8,514
U.S Federal Tax	463,023	-	304,633	-
State and local income taxes currently paid or payable U.S	72,263	-	57,484	-

Income tax expense	$670,121	$16,813	$427,497	$8,514

8.      PROPERTY AND EQUIPMENT

The Company has $16,709 property and equipment located in the United States for period ending September 30, 2009. For period ending December 31, 2008, $22,437 of property plant and equipment was located in the United States. Property and equipment for September 30, 2009 was $3,537,901 in the PRC. For the period ending December 31, 2008, $1,331,102 of the Company’s property and equipment was located in the PRC. The Company’s property and equipment consisted of the following at September 30, 2009 and December 31, 2008:

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

8.      PROPERTY AND EQUIPMENT (Continued)

	September 30, 2009	December 31, 2008

Vehicles	$415,923	$248,112
Furniture and fixtures	259,478	100,346
Equipment	1,742,999	1,107,151
Software	37,266	37,237
Others	55,496	57,669
Leasehold improvements	668,332	-
	3,179,494	1,550,515
Less: accumulated depreciation	(1,147,702)	(627,791)
	2,031,792	922,724
Construction in progress	1,522,818	430,815

Total	$3,554,610	$1,353,539

9.      INTANGIBLE ASSETS

The 1,101,000 or $3.67 per share. The “AMERISOLAR” modules are backed by ISO 9001:2000 and ISO 14000 environmental quality

Intangible assets consist of the brand name “Amerisolar”. The brand name “Amerisolar” was purchased on February 25, 2008 from a third party in exchange for 300,000 shares of the Company’s restricted stock. The Company valued the stock at $3.67 per share for stated value of $1,101,000 which represents a 25% discount to the closing price of $4.60 on February 25, 2008.

The "AMERISOLAR" modules are backed by ISO 9001:2000 and ISO 14000 environmental quality certifications.

The brand name is carried at cost and is not being amortized as management has determined the asset has an indefinite useful life. If no legal, regulatory, contractual, competitive, economic or other factors limit the useful life of the asset it shall be considered to be indefinite. In recording of the brand name is was determined that the expected useful life is indefinite and cash flows from the brand name are expected to contribute to the Company over an indefinite period of time. No impairment has been recognized during the nine-month periods ended September 30, 2009 and 2008.

10.    INVESTMENT AT COST

On June 24, 2008, the Company paid $51,892 for an Investment in Tomii International representing approximately 19% equity interest in Tomii International; Tomii International is a privately held Company that is a development stage entity with no significant operations. The Company’s accounting for this Investment on the cost basis - management has determined there is no impairment on investment as of September 30, 2009.

11.   RESTRICTED CASH

During the nine months ended September 30, 2009, the Company paid $2,500,000 and deposited this amount in an escrow account in the Bank of China for the incorporation of the subsidiary of Nantong Ningbo Solar factory located in China for the purpose of registered capital and working capital. The fund has been transferred to a cash account accessible by the division specifically for facility start-up costs. The Chinese government requires us to have registered capital in order to complete the project. Total spending as of September 30, 2009 is $1,082,644 and has been used for land purchase and initial construction expenses. The factory will be completed in April, 2010.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
12.    GOODWILL

On October 14, 2008, Worldwide Energy and Manufacturing USA, Inc. completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”) through acquiring 55% of the outstanding capital stock of De Hong, a China corporation. After the completion of the acquisition, it changed its name to Shanghai Intech-Tron Electron-Electric Co., Ltd (“Intech-Tron”). The terms of the Purchase Agreement dated February 3, 2008 was that Worldwide USA paid cash consideration of $1,022,700 for 55% interest in DeHong. Intech paid the first installment of $714,286 on behalf of Worldwide in September 2008. During the three months ended March 31, 2009, Worldwide paid $308,414 for the second installment and the total consideration of the investment of $1,022,700. This was accounted for as a purchase of Detron, where Worldwide has operating control. Detron was consolidated into the consolidated financial statements of Worldwide as of October 1, 2008.

Detron's assets are comprised of mostly currents assets where only $158,520 were related to equipment or fixed assets. The Company determined fair value by taking the net tangible assets (less all allowance for receivables and inventory which Worldwide subsidiaries had verified through on-site observation and valuation) and discounted all currents liabilities which were determined to be owed and current based on Company records (invoices) providing $1,326,214 in net tangible assets of which $729,421 or 55% (Worldwide's ownership) was determined to be fair value for Detron's assets. The Company paid $1,022,700 for these assets of which $285,714 was allocated to goodwill.

Cash	$411,316
Accounts Receivable	1,929,314
Note receivable	226,877
Inventories	774,295
Advances to suppliers	21,703
Prepaid and other current assets	231,967
Property, plant and equipment, net	158,520
Other assets	11,059
Goodwill	285,714
Trade payables	(962,839)
Accrued expenses	(422,943)
Income taxes payable	(29,717)
Related parties payable	(1,015,773)
45% Minority Interest	(596,793)

55% Net assets acquired	$1,022,700

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

13.    LINE OF CREDIT

As of September 30, 2009, the Company has the following line of credit

Banker	Amount of the credit line	Loan period	Interest rate	Secured by	September 30, 2009

Bank of the West	$2,000,000	5/20/2008 - 5/20/2010	4%	70% Accounts receivable + 50% inventory	$2,000,000

Bank of the West	$1,025,000	5/20/2008 - 6/01/2011	4%	70% Accounts receivable + 50% inventory	$763,285
Total loans					$2,763,285
Less: long term portion					(763,285)
					$2,000,000

For maturities of long-term loans are as follows as of September 30, 2009

22009	-
22010	2,000,000
22011	763,285
$2,763,285

On May 20, 2008 the Company paid off its line of credit with Well Fargo in the amount of $960,000 and established a new line of credit facility with Bank of the West. Under the terms of the revolving line of credit agreement with Bank of the West, dated May 20, 2008, the Company could borrow up to $3,025,000 at a rate of 5.0%. This rate is subject to change based on the prime rate which was 3.25% as of September 30, 2009. The interest rate as of September 30, 2009 was 4% for both lines of credit. The revolving line of credit is secured by the assets of the Company and guaranteed by certain of its officers. Payments on the lines of credit are due monthly and payment varies according to the balance outstanding and interest rate.

The Company can borrow up to $2,000,000 and $1,025,000 within two credit lines. The maturity date of these two credit lines is May 20, 2010 and June 1, 2011 respectively. The balance outstanding under both lines of credit as of September 30, 2009 is $2,000,000 and $763,285, respectively. The Company has approximately $261,715 available under both lines of credit combined. The Company was in compliance with bank covenants at September 30, 2009.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

14.    STOCK TRANSACTIONS

On January 2, 2009, a consultant returned 4,000 shares to the Company for the work that was not performed. There was a $14,680 reduction in stock based compensation and additional paid in capital with this transaction.

On March 6, 2009, the Company issued 120,000 shares of its common stock to consultants, valued at $187,200, for the consulting services to be performed during 2009. The Company will amortize the consultancy fee of $187,200 over the 12-month term of the agreement from January 1, 2009 to December 31, 2009. A compensation expense of $15,600 will be recorded each month during the term of the agreement. Total compensation expense under this agreement for the three and nine month period ending September 30, 2009 was $46,800 and $140,400, respectively. Total remaining stock based compensation to be expensed in the future total $46,800 as of September 30, 2009.

On March 20, 2009, the Company issued 8,000 shares of its common stock in exchange for one unit of JK Advisors Fund LLC, which was distributed to the shareholders of the fund. On June 23, 2009 the Company and JK advisors mutually agreed to cancel the transaction with no penalties or fees for either party.

On June 23, 2009 the Company issued a total of 12,100 restricted shares for services consisting of 1) 5,000 shares being issued to its outside independent Board of Directors, 2) 4,000 shares being issued for legal services and 3,100 shares being issued to employees in China. The shares had a fair market value of $3.00 which was determined by taking the bid price of $4.63 and discounting by 35% due to the restricted nature, the low trading volume and wide fluctuations in stock price. The Company recorded $36,300 stock-based compensation expense for these transactions during the period ending June 30, 2009.

15.    PENSION PLAN AND STOCK OPTION PLAN

The Company established a stock option plan on April 1, 2004 for the benefit of all full-time employees. The Company approved the plan to issue up to 300,000 shares of common stock. The stock option plan provides employees, consultants and directors the opportunity to purchase shares. The exercise price of an incentive stock option granted under this plan must be equal to or greater than the fair market value of the shares of the Company’s common stock on the date the option is granted. The exercise price of a non-qualified option granted under this plan must be equal to or greater than 85% of the fair market value of the shares of the common stock on the date the option is granted. An incentive stock option granted to an optionee owning more than 10% of the voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted. On April 1, 2004, the Board granted options to purchase 109,213 shares at an exercise price of $6.00 per share. As of September 30, 2009 no stock options have been exercised.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008

16.    RELATED PARTY TRANSACTIONS

(1) Long term receivable – related party

	September 30,	December 31,
	2009	2008
	(unaudited)
Mr. Ding Honglin – Mr. Ding is the General Manager of Shanghai Intech Precision Machinery Co. Ltd – Loan to accommodate partnership separation	$253,996	$260,973

The amounts due from related party are unsecured, interest free and have no fixed repayment dates.

(2) Due to a related party

	September 30,	December 31,
	2009	2008
	(unaudited)
Shanghai Jinde Electro-Mechanical Co. Ltd, the shareholder of Shanghai Intech-Tron Electron-Electric Co., Ltd advanced to Detron for working capital purposes.	$1,351,276	$1,243,024

The amounts due to a related party are unsecured, interest free and have no fixed repayment dates.

(3) Loan payable to stockholders

	September30,	December 31,
	2009	2008
	(unaudited)
Mr. Jimmy Wang and Mrs. Mindy Wang, principal stockholders, executive officers and members of the Board of Directors of the Company	$-	$60,024

The loan payable was for working capital purposes and was fully paid during the nine months ending September 30, 2009.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
17.    EARNINGS PER SHARE

FASB ASC Topic 260, Earnings Per Share, requires a reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) computations.

For the three and nine months ended September 30, 2009 and the same period in 2008, the following were included as potential dilutive shares. Employee stock options of 109,213 with an exercise price of $6.00. Class A warrants to purchase 722,221 common shares at an exercise price of $7.00 and Class B warrants to purchase 388,888 shares at an exercise price of $9.00 of common stock. Due to the exercise price being in excess of the estimated fair market value of the Company’s stock, using the treasury stock method, all potential dilutive shares were deemed to be anti-dilutive.

The following table sets forth the computation of basic and diluted net income per share:

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net income attributable to the common stockholders	$903,357	$540,608	$1,358,245	$1,195,969

Basic weighted average outstanding shares of common stock	3,621,611	3,170,906	3,578,014	2,471,384
Dilutive effect of options and warrants	-	-	-	-
Diluted weighted average common stock and common stock equivalents	3,621,611	3,170,906	3,578,014	2,471,384

Earnings per share:
Basic	$0.25	$0.17	$0.38	$0.48
Diluted	$0.25	$0.17	$0.38	$0.48

18.    OPERATING RISK

Interest rate risk

The interest rates and terms of repayment of bank lines of credit are disclosed in Note 13. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions. Accounts receivable are subjected to credit evaluations and as such are inherently subject to credit risk. An allowance has been made for estimated irrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi and Euros. Thus, the Company has significant foreign currency risk exposure.

Company’s operations are substantially in foreign countries.

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds, export duties, quotas, and embargoes, domestic and international customs and tariffs, changing taxation policies, foreign exchange restrictions and political conditions and governmental regulations.

19.    SEGMENT INFORMATION

The Company’s operations are classified into two principal reportable segments that provide different products or services. These two segments are contract manufacturing and solar. Worldwide USA contract manufacturing division purchases and sells a wide variety of manufactured goods from China procured by its subsidiaries or contractors in China to a wide range of customers from different industries. Our solar module division procures and manufactures solar modules for sale to the solar industry. Our solar industry represents 83% of our business. Although both segments are involved in manufacturing they serve different customers and are managed separately requiring specialized expertise. We determine our operating segments in accordance with FASB ASC Topic 280, “Segment Reporting” Our CEO has been identified as the chief operating decision maker as defined by FASB ASC Topic 280.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2009 AND 2008
19.    SEGMENT INFORMATION (CONTINUED)

Segmental Data – Three months ended September 30, 2009 and September 30, 2008
Reportable Segments (amounts in thousands)

	September 30, 2009			September 30, 2008
	Solar	Contract Mfg	Total	Solar	Contract Mfg	Disc. Op.	Total

External revenue	15,533	3,086	18,619	15,776	3,327		19,103
Costs of goods	(13,734)	(2,023)	(15,757)	(15,338)	(2,401)		(17,739)
Gross profit	1,798	1,063	2,861	438	926		1,364
G/A Expenses	(515)	(801)	(1,316)	(231)	(520)		(751)
Operating profit	1,225	110	1,335	207	346		552
Interest income	1	2	3	-	8		8
Interest expenses	-	(20)	(20)	-	(1)		(1)
Depreciation	(35)	(48)	(83)	-	(3)		(3)
Net profit after tax	827	174	1,001	207	340		547

Expenditures for long-lived assets	(494)	(9)	(503)	-	(475)		(475)

In our solar division, Europe represented approximately 90.9% and South Korea represented approximately 8.8% of our sales in the three months ended September 30, 2009. For the three-month period ending September 30, 2008 Europe represented 61.0% of our business with South Korea representing 39.0% of our total solar sales. For our contract manufacturing business, the United States represents approximately 35.8% and China represents 64.0% of sales for the three-month period ending September 30, 2009. For the 2008, the United States represented 48.5% and China 48.1% of that division’s sales.

Segmental Data – Nine months ended September 30, 2009 and September 30, 2008

Reportable Segments (amounts in thousands)

	Solar	Contract Mfg	Total	Solar	Contract Mfg	Disc. Op.	Total

External revenue	29,433	9,784	39,217	21,567	9,768	13	31,348
Costs of goods	(26,330)	(6,325)	(32,655)	(20,416)	(7,078)		(27,494)
Gross profit	3,591	2,971	6,562	1,151	2,703		3,854
G/A Expenses	(1,964)	(1,764)	(3,728)	(719)	(1,509)		(2,228)
Operating profit	1,915	251	2,166	432	863		1,295
Interest income	2	12	14	-	12		12
Interest expenses	-	(41)	(41)	-	(74)		(74)
Depreciation	(91)	(155)	(246)	(4)	(7)		(11)
Net profit after tax	1,469	110	1,579	424	761	9	1,194

Expenditures for long-lived assets	(641)	(103)	(744)	(173)	(475)		(648)

In our solar division, Europe represented approximately 84.2% of our sales and South Korea represented 14.6% of our sales for the nine-month period ended September 30, 2009. For the nine-month period ending September 30, 2008, Europe represented 62.8% of our business with South Korea representing 32.5% of our total sales. For our contract manufacturing business in the nine-month period ending September 30, 2009, the United States represents approximately 41.5% and China represents approximately 57.1%. For 2008, the United States represented 54.8% and China 42.1.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES

Index to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

To the Audit Committee/Board of Directors Stockholders of Worldwide Energy and Manufacturing USA, Inc.
South San Francisco, California

We have audited the consolidated balance sheets of Worldwide Energy and Manufacturing USA, Inc. (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Worldwide Energy and Manufacturing USA, Inc. as of December 31, 2008 and 2007, and the results of its consolidated operations and its consolidated cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated April 5, 2009, it was determined that the financial statements needed restatement to make corrections as described in note 17.

Child, Van Wagoner & Bradshaw, PLLC Salt Lake City, Utah

April 5, 2009, except for note 17 which is dated August 18, 2009

 WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	(Restated) 2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$5,092,476	$2,111,825
Accounts receivables, net of allowances of $45,634	4,790,506	3,275,024
Notes receivables	269,507	-
Inventories	3,754,765	2,333,148
Income tax receivable	-	82,131
Advances to suppliers	99,824	260,540
Related parties receivables	446,373	30,422
Prepaid and other current assets	206,770	117,621

Total current assets	14,660,221	8,210,711

Deposits paid for investment	1,724,976	-
Property, plant and equipment, net	1,353,539	545,494
Intangible assets	1,386,714	-
Other assets	7,559	6,636

Total assets	$19,133,009	$8,762,841

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,400,253	$2,453,317
Lines of credit	-	1,758,584
Accrued expenses	867,291	156,524
Tax payable	364,213	78,637
Acquisition Cost Payable	285,714	-
Due to related parties	1,243,024	-
Customer deposits	964,998	-
Current portion of long-term debt (note 10)	-	884

Total current liabilities	7,125,493	4,447,946

Non-current liabilities
Long term loan	937,075	-
Loan payable to stockholders	60,024	498,812
Total non-current liabilities	997,099	498,812

Total liabilities	8,122,592	4,946,758

Minority interest in subsidiary	612,639	-

Stockholders’ equity
Common stock (No Par Value: 100,000,000 shares authorized;
3,493,512 shares issued and outstanding)	6,108,379	270,746

Retained earnings	3,801,921	3,250,112
Accumulated other comprehensive income	487,478	295,225

Total stockholders’ equity	10,397,778	3,816,083

Total liabilities and stockholders’ equity	$19,133,009	$8,762,841

See accompanying notes to consolidated financial statements.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME

	For The Year Ended
	December 31
	(Restated) 2008	2007
Revenue
Regular sales, net of returns of $0 in 2007 and $0 in 2006	$45,913,957	$12,132,710

Cost of goods sold	39,746,286	8,350,621
Gross profit	6,167,671	3,782,089

Operating Expenses
Other selling, general and administrative expenses	3,832,363	2,769,847
Management and professional fees paid to shareholders (Note 13)	306,000	210,000
Stock based compensation	128,597	-
Depreciation	122,923	106,480

Total operating expenses	4,389,883	3,086,327

Net operating income	1,777,788	695,762

Other Income (expenses)
Interest income	21,995	12,548
Interest expenses	(120,038)	(79,544)
Interest expense paid to shareholders (Note 13)	(27,284)	(17,371)
Other income	114,057	254,265
Other expenses	(243,765)	-
Dividend income	242,770
Exchange loss	(364,067)	(355,712)
Loss on Disposal	(101,982)
Gain on disposal	-	-

Total other expenses	(478,314)	(185,814)

Income from continuing operations before income taxes	1,299,474	509,948
Income taxes (expense) /benefit	(284, 368)	65,726

Income from continuing operations before minority interest	1,015,106	575,674
Loss share by minority interest	(15,843)	-

Income from continuing operations	$999,263	$575,674
Income from discontinued operations, net of tax	2,385

Net income	1,001,648	575,674

Other comprehensive income
Foreign currency translation	192,253	135,610
Comprehensive income	$1,193,901	$711,284

Earnings per share
Continuing operations	$0,37	$0.28
Discontinued operations	$0.00	$0.00

Weighted average shares outstanding	2,731,995	2,035,495

See accompanying notes to the consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCK HOLDERS’ EQUITY

	Common Stock No Par Value		Accumulated Other Comprehensive
	Number of Shares	Amount	Retained Earnings	Income	Total Stockholders’ Equity

Balance, December 31, 2006	2,030,863	$208,871	$2,674,438	$159,615	$3,042,924

Share Issued at $3.75 per share for services	16,500	61,875	-	-	61,875
Net income for the year ended December 31, 2007	-	-	575,674	-	575,674
Comprehensive income - unrealized loss on foreign currency translation	-	-	-	135,610	135,610

Balance, December 31, 2007	2,047,363	$270,746	$3,250,112	$295,225	$3,816,083

Share Issued at $3.67 per share for services	35,040	128,597	-	-	128,597
Share Issued at $3.67 per share for acquisition of brand name	300,000	1,101,000	-	-	1,101,000
Share Issued at $4.5 per share for raising fund by deducting the issuance cost of $391,961	1,055,103	4,356,009	-	-	4,356,009
Share Issued at $4.5 per share for raising fund	56,006	252,027	-	-	252,027
Net income for the year	-	-	1,001,648	-	1,001,648
Comprehensive income - unrealized loss on foreign currency translation	-	-	-	192,253	192,253
Dividend paid to ex-shareholders of new acquired subsidiary	-	-	(449,839)	-	(449,839)

Balance, December 31, 2008	3,493,512	$6,108,379	$3,801,921	$487,478	$10,397,778
			(restated)	(restated)	(restated)

See accompanying notes to the consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended
	December 31,
	(Restated) 2008	2007
Cash flows from operating activities
Net income	$1,001,648	$575,674
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	193,948	106,480
Allowance for bad debts	(20,000)	(75,349)
Stock based compensation expense	128,597	61,875
Dividend paid to shareholders of new subsidiary	(449,837)	-
Minority interest	15,843	-
Gain on disposal of property, plant and equipment	42,763	-
Loss on disposal of subsidiary	101,982	-

Changes in operating assets and liabilities:
Accounts receivable	521,719	(787,967)
Inventories	(610,826)	213,309
Notes receivable	(44,064)	-
Income tax receivable	80,906	339
Advances to suppliers	187,228	(32,765)
Related parties payable	-
Prepaid and other current assets	( 89 , 149)	(66,740)
Accounts payable	(189,464)	800,624
Accrued expenses	595,964	(615,741)
Income tax payable	253,913	36,192
Customer deposits	960,873	36,525

Net cash provided by operating activities	2,682,044	252,456

Cash flows from investing activities
Cash from acquired subsidiary	411,316	-
Loan to related parties	-	(585,854)
Capital expenditure	(768,411)	(205,448)
Acquisition of investment in subsidiary	(729,421)	-
Deposits paid for investment in subsidiaries	(1,724,802)	-

Net cash used in investing activities	(2,811,318)	(791,302)

Cash flows from financing activities
Proceeds from issuance of common stock	4,608,036	-
Repayment / proceeds of line of credit	(1,758,584)	1,141,732
Proceeds / repayment from long-term debt	937,074	(1,151)
Repayment of shareholders loan	(439,672)	(23,212)
Loan to related parties	(410,364)	16,305
Loan from related parties	233,106	-

Net cash flows provided by financing activities:	3,169,596	1,133,674

See accompanying notes to the consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS- CONTINUED

Effect of exchange rate changes in cash	(59,671)		77,196

Net increase in cash	2,980,651		672,024

Cash- beginning of year	2,111,825		1,439,801

Cash- end of year	$5,092,476		$2,111,825

Supplemental disclosure of non cash investing and financing activities:
Stock based compensation expenses	$128,597	$
Acquisition cost payable	$285,714	$
Acquisition of intangible assets by issuance of shares	$1,101,000	$

Interest paid in cash	$147,322		$93,296
Income taxed paid in cash	$28,509		$96,768

See accompanying notes to the consolidated financial statements

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Description of Business

Worldwide Energy and Manufacturing USA, Inc. (“Worldwide” or “the Company”) is a manufacturing engineering firm and international contract manufacturer, using factories in China, primarily servicing customers in Europe, South Korea for our solar modules and United States-based companies that outsource their smaller scale production orders for offshore production in China. From our inception in 1993 until 2005, we were strictly an intermediary or “middle man,” working with our customers and our subcontractors to assure that our customers received high quality components on a timely basis that fulfilled their specific needs. While we still subcontract a significant portion of our business, since 2005, we have begun the transition to becoming a direct contract manufacturer, operating several of our own factories.  Recently, we announced two additional factories allowing us to become a direct manufacturer for solar modules and for power supply units as described below:

In February of 2008, Worldwide established a solar division that focuses on photovoltaic module technology under the brand name of “AmeriSolar.”  On February 25, 2008, the Company changed its name from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc. in order to reflect its expansion into the solar energy industry. The Company issued 300,000 restricted shares for the AmeriSolar brand name. Worldwide leased a 129,167 square foot facility in Ningbo, China. The lease term is from July 18, 2008 to July 17, 2013.This facility houses the production operations and R&D center for the Company’s solar division. This factory has the capability of producing 80MW which translates into approximately $224 million in revenues at full capacity based on current prices. By opening this factory we hope to increase gross margins and net margins in our solar division. Further, it will help us through the R&D department to continue to improve, develop and enhance our solar modules. We will continue to explore opportunities as well as expand our solar sales and distribution in the United States and Latin America. We currently sell our solar modules in Europe and South Korea. Our research shows that the United States has an abundance of solar rebate programs for both the commercial and residential markets at the local, state and federal level. We feel we are well positioned to sell our modules to large institutions in the U.S. This division generated $30,999,962 in sales for period ending December 31, 2008.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

On October 14, 2008, Worldwide completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”) through acquiring 55% of the outstanding capital stock of De Hong, a China corporation, through Worldwide’s wholly owned subsidiary Intech Electro- Mechanical Products Co., Ltd., a Chinese corporation (“Intech”). The terms of the Agreement dated February 3, 2008 were that Intech paid cash consideration of approximately 1 million dollars for 55% interest in DeHong in two installments with the first installment of $714,286.00 being paid within three months of receiving the business license which occurred on October 10, 2008 and the second installment of $285,714 being paid no later than December 15, 2008.  The Company funded the acquisition with the sale of 1,055,103 shares of its common stock, or $4,747,970. The sale took place on June 23, 2008.  Shanghai De Hong Electric and Electronic Company is the holding company for the operating subsidiary Shanghai Intech -Detron Electronic Co. (“Detron”). Therefore, Worldwide received 55% control of the operating subsidiary Shanghai Intech-Detron Electric and Electronic Company Limited (“Detron”). Detron is a power supply factory in Shanghai, China with designing and R & D capabilities. Detron’s revenues were about $5.4 million for the twelve months ended December 31, 2008. Current management of Detron remained in place.

On May 18, 2005, the Company formed a new company called Changchun Chengde Automobile Air-Conditioner Co., Limited (“Chengde”), which is the manufacturer of automobile air-conditioners. In May 2008, Chengde ceased its business. As of September 30, 2008, Chengde completed the cessation process and the results of operations are recorded under the discontinued operations, amounting to $2,385 for the year ended December 31, 2008.   A detailed description of the cessation is described in footnote 17.

On November 14, 2005, we established a die-casting and machining factory through leasing an existing facility from a former supplier, and initially investing approximately $500,000 to upgrade the equipment and manufacturing buildings. In these transactions we acquired assets, the expertise of the employees, the managers of the factories, and a portion of the existing customers of those factories. In the third quarter of 2005, we also established an electronics manufacturing factory. As a result, of these two continued factory operations and the recently announce new factories described above, as of December 31, 2008 we own and operate four factories that we now use for the manufacture of certain product lines that we historically had to subcontract, and we are using the services of approximately 40 subcontractors to manufacture those product lines for which we do not have our own manufacturing capabilities.

Principles of Consolidation

The accompanying financial statements include Worldwide Energy and Manufacturing USA, Inc., a Colorado corporation (formerly Tabatha III, Inc.) and a public company, its operating subsidiary, Worldwide USA, a California corporation, and three subsidiary companies owned by Worldwide USA.  Intercompany transactions have been eliminated in consolidation.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment

Property and equipment are stated at historical cost and are depreciated over the useful lives of the assets. Depreciation is computed primarily using the straight-line method based on estimated useful lives, which range from 3 to 25 years.

Impairment of Long-lived Assets

Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent from other groups of assets. The evaluation of long-lived assets requires the Company to use estimates of future cash flows. However, actual cash flows may differ from the estimated future cash flows used in these impairment tests.

Inventories

Inventories consist of finished goods of manufactured products.  Cost is stated at the lower of cost or market on a first-in, first-out (FIFO) basis.  The Company has not recorded an allowance for slow-moving or obsolete inventory.  Obsolete inventory at December 31, 2008 and December 31, 2007 was minimal.

Advertising Costs

The Company generally expenses advertising costs as incurred. Advertising expenses charged to operations were $1,116 and $0 in 2008 and 2007, respectively.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenues in accordance with the guidelines of the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104 “Revenue Recognition”.  The Company recognizes revenue from product sales when the orders are completed and shipped, provided that collection of the resulting receivable is reasonably assured.  Amounts billed to customers are recorded as sales while the shipping costs are included in cost of sales. Returns on defective custom parts may only be exchanged for replacement parts within 30 days of the invoice date.  Returns on defective catalogue parts, which can be resold, may be exchanged for replacement parts or for a refund.  Revenue from non-refundable customer tooling deposits is recognized when the materials are shipped or when the deposit is forfeited, whichever is earlier.

Repairs and Maintenance

Repairs and maintenance of a routine nature are charged as incurred to operations, while those that extend or improve the life of existing assets are capitalized.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company uses the liability approach to financial accounting and reporting for income taxes.  The differences between the financial statement and tax bases of assets and liabilities are determined annually.  Deferred income tax assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income.  Valuation allowances are established, if necessary, to reduce deferred tax asset accounts to the amounts that will more likely than not be realized.  Income tax expense is the current tax payable or refundable for the period, plus or minus the net change in the deferred tax asset and liability accounts.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The September 30, 2003 recapitalization of the Company qualifies as a reverse acquisition under Section 1.1502-75(d)(3) of the Internal Revenue Code.  Prior to this date, the stockholders of the Company had elected for it to be taxed as a “Subchapter S” corporation.  Subsequent to the recapitalization, the Company filed a consolidated tax return.

Intangibles

Patent costs and other identifiable intangibles are capitalized and generally amortized over useful lives of 10 years. If an intangible asset has an indefinite useful life it is not amortized. The useful life of an intangible asset is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. If no legal, regulatory, contractual, competitive, economic or other factors limit the useful life of the asset it shall be considered to be indefinite.

Research and Development

The Company expenses the cost of research and development as incurred.  No research and development costs were charged to operations during 2008 or 2007.

Non-Cash Equity Transactions

Shares of other equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, as well as footnote disclosures included in the financial statements and accompanying notes.  Actual results may differ from those estimates and such differences may be material to the financial statements.  The more significant estimates include:  useful lives and residual values of fixed assets, fair market values of inventory, goodwill and intangible impairment tests, reserves for warranty, returns, and product liability losses, and credits losses.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Transactions and Translation

Transaction gains and losses result from a change in exchange rates between the functional currencies in which a foreign currency transaction is denominated.  They represent an increase or decrease in (a) the actual functional current cash flows realized upon settlement of foreign currency transactions and (b) the expected functional currency cash flows on unsettled foreign currency transactions.  All transaction gains and losses are included in other income or expense.  For all years presented, sales to customers were primarily denominated in U.S. dollars.

Assets and liabilities of Intech are translated into U.S. dollars at the prevailing exchange rate in effect at each period end.  Revenue and expenses are translated into U.S. dollars at the average exchange rate during the reporting period.  Contributed capital is translated into U.S. dollars at the historical exchange rate when capital was injected.  Any difference resulting from using the current rate, historical rate, and average rate in determination of retained earnings is accounted for as a translation adjustment and reported as part of comprehensive income or loss in the equity section.  Exchange differences are recognized in the income statement in the period in which they occur.

Fair Value of Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities, which represent financial instruments (none of which are held for trading purposes), approximate the carrying values of such instruments.  At December 31, 2008 and 2007, accounts receivable in the amounts of $921,619 and $1,326,487 respectively, were pledged as collateral in connection with bank loans.

Compensated Absences

Employees of the Company are entitled to be compensated for absences depending on job classification, length of service, and other factors.  At December 31, 2008 and 2007, the minimal amoun ts unused by employees could not be estimated, and accordingly, no provision is recorded.

Concentrations, Risks, and Uncertainties

In 2008, our six largest customers, Pramac Swiss SA, Enesystem Inc, Provent Solarpark, Pvline Gmbh and Schueco International KG accounted for 72% of our consolidated business. In 2007 Joslyn Sunbank, Joslyn Manufacturing, Radio Waves Corp and Teleflex Electrical, GE Transportation and Pacific Scientific-CA accounted for approximately 48% of consolidated net sales. The shift in our top customers was the result of the Company’s transition to solar modules where in 2008 the majority of our sales were achieved.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Our five largest suppliers in 2008 were Changzhou Trina Solar Energy, Zhejiang Shuqimeng Photo Voltaic, Jiangsu Aide Solar Energy Technology Co, Jiangyin Hareon Power Co., Ltd and Baoding Tianwei Yingli New Energy Resource represented approximately $23 million of our purchases from external suppliers or approximately 75% of material purchase by the Company. In year ending 2007 our two largest material suppliers were Shanghai Huanxinnuo Electro-Mechanical Products Company (formerly named Shanghai Xinli Trading Company Ltd.) and Shanghai Machine Tool Co. Ltd., and they accounted for $573,328 or 6.8% and $724,891 or 8.6% respectively of the total materials purchased by Worldwide.  The shift in our top suppliers was also the result of the Company’s focus on the solar module industry. Worldwide Manufacturing has no agreements with any of these suppliers.

The Company’s customers in the aerospace, telecommunications, automotive, and electronics industries comprised the majority of its sales in 2007.  These four industries counted for 60% of the Company’s sales in 2007.  For the year ended December 31, 2008, 67.5% of the Company’s business was in the renewable energy industry.

As part of the production process, the Company may be required by its suppliers to advance funds under short-term agreements for tooling and other pre-production costs.  The loans are generally unsecured and may carry interest at the prevailing market rate for short-term instruments.  Such tooling is in most cases owned by the suppliers, and is a value primarily for the specific needs of the Company’s customers.  The Company in turn requires its customers to provide a non-refundable down payment to cover such startup costs.  In the event that a supplier is unable to fulfill its production agreements with the Company, management believes that other suppliers can be found for the Company’s products.  However, a change in suppliers would cause a delay in the production process, and could result in loss of tooling deposits and other supplier advances, which could negatively affect the Company’s operating results.  At December 31, 2008 and 2007, the balance of advances owed to the Company is $99,824 and $260,540, respectively.

The Company sells its goods and services internationally, although the majority of its revenue is derived from customers in Europe, South Korea and the United States and Europe.  As such, the Company is susceptible to credit risk on accounts and notes receivable from customers in that region.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation

The Company will account for employee stock option plans under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”).  The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services.”

Earnings Per Share

The Company adopted Statement of Financial Accounting Standard No. 128, “Earnings per Share” (“SFAS No. 128”), which is effective for annual periods ending after December 15, 1997.  Earnings per share (EPS) are computed based on the weighted average number of shares actually outstanding.

For the Year Ended	December 31, 2008	December 31, 2007
Weighted average number of common shares used	2,731,995	2,035,495

Recent Accounting Pronouncements

SFAS No. 141 (revised 2007), “Business Combinations (“SFAS 141R”)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 141R on its consolidated financial position, results of operations or cash flows.

SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51” -

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for the Company beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 160 on its consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities amendment of FASB Statement No. 133” (“SFAS 161”).  This statement changes the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures stating how and why an entity uses derivative instruments; how derivatives and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and its related interpretations; and how derivative instruments and related hedge items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective in fiscal years beginning after November 15, 2008 and is required to be adopted by the Company in the first quarter of fiscal year 2009.  The Company does not expect the adoption of SFAS 161 will have a material impact on the Company’s disclosures.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, The Hierarchy of Generally Accepted Accounting Principles (“FAS 162”). This Standard identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles. FAS 162 directs the hierarchy to the entity, rather than the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with generally accepted accounting principles. The Standard is effective 60 days following SEC approval of the Public Company Accounting Oversight Board amendments to remove the hierarchy of generally accepted accounting principles from the auditing standards. FAS 162 is not expected to have an impact on the financial statements.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, Determination of the Useful Life of Intangible Assets, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, Goodwill and Other Intangible Assets. This Staff Position is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Application of this FSP is not expected to have a significant impact on the financial statements or (This FSP is not currently applicable to the Company).

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on the Company’s financial reporting.

In May 2008, the FASB issued FASB Staff Position (FSP) APB 14-1, Accounting for Convertible Debt That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP 14-1”). FSP 14-1 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The FSP includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. FSP 14-1 is not currently applicable to the Company since the Company does not have convertible debt.

In May 2008, the FASB issued SFAS No. 163, Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60 (SFAS 163). This statement clarifies accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. SFAS 163 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2008. Because the Company does not issue financial guarantee insurance contracts, the Company does not expect the adoption of this standard to have an effect on our financial position or results of operations.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

1.      SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In June 2008, the FASB issued FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. This FSP provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this FSP is not expected to have an effect on the Company’s financial reporting.

2.      BUSINESS ACQUISITIONS

SHANGHAI-INTECH DETRON ELECTRONIC COMPANY, LTD.

On October 14, 2008, Worldwide Energy and Manufacturing USA, Inc. completed the acquisition of 55% of Shanghai De Hong Electric and Electronic Company Limited (“De Hong”) through acquiring 55% of the outstanding capital stock of De Hong, a Chinese corporation. After the completion of the acquisition, it changed its name into Shanghai Intech- Detron Electronic Co., Ltd (“Detron”). The terms of the Agreement dated February 3, 2008, were that Worldwide USA paid cash consideration of approximately $1 million dollars for 55% interest in DeHong with working capital dividend income of $270,579; as a result, the net purchase consideration of acquiring DeHong was $729,421.  The purchase consideration will be paid in two installments with the first installment of $714,286 being paid within three months of receiving the business license which occurred on October 10, 2008 and the second installment of $285,714 being paid no later than December 15, 2008. The Company funded the acquisition with some of the proceeds ($4,747,970) of the sale of 1,055,103 shares of its common stock.

Intech paid the first installment of $714,286 on behalf of Worldwide in September 2008 and the second installment of $285,714 was paid on March 2009.

Shanghai De Hong Electric and Electronic Company is the holding company for the operating subsidiary Shanghai Intech -Detron Electronic Co. (“Detron”). Through this operating subsidiary, Detron is a power supply factory in Shanghai, China with design and R & D capabilities. Detron revenues were about $4.1 million for the twelve months ended December 31, 2007 and about $6.17 million for the year ended December 31, 2008.  Current management of Detron has remained in place, although changes will be made in management of Shanghai De Hong Electric and Electronic Company where Intech and Shanghai Jingde Electric and Electronics Company limited will have 55% and 45 % control, respectively.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008 AND 2007

2.      BUSINESS ACQUISITIONS – (CONTINUED)

The Company adopted SFAS No. 141, Business Combinations, which requires the use of the purchase method of accounting for any business combinations initiated after June 30, 2002. The results of Detron and the estimated fair market values of the assets and liabilities have been included in our consolidated financial statements from the date of acquisition of September 30, 2009. The purchase price for Detron was allocated to the assets acquired and liabilities assumed of Detron based on fair values.

Cash	$411,316
Accounts Receivable	1,929,314
Note receivable	226,877
Inventories	774,295
Advances to suppliers	21,703
Prepaid and other current assets	231,967
Property, plant and equipment, net	158,520
Other assets	3,494
Trade payables	(962,839)
Accrued expenses	(422,943)
Income taxes payable	(29,717)
Related parties payable	(1,015,773)
45% Minority Interest	(596,793)

55% Net assets acquired	$729,421

3.      CASH AND CASH EQUIVALENTS

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and pledged deposits. As of December 31, 2008, substantially all of the Company’s cash and cash equivalents were held by major banks located in the PRC and United States, which management believes are high credit quality financial institutions.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

4.     COMMITMENTS AND CONTINGENCIES

The Company leases its office spaces and certain vehicles under non-cancelable operating leases.  The Worldwide office lease requires increasing annual payments plus a share of operating costs.  Minimum future rental payments under non-cancelable operating leases with remaining terms in excess of one year as of December 31, 2008, in the aggregate and for each of the five succeeding fiscal years are as follows:

Year ended December 31,

2009	$267,831
2010	188,641
2011	152,343
2012	152,343
2013	149,953

Total minimum future rental payment	$911,111

Total rent and lease expense was $273,803 and $175,783 as of December 30, 2008 and 2007, respectively.

5.     ACCOUNTS RECEIVABLE

Accounts receivable by major categories are summarized as follows:

	2008	2007

Accounts Receivable – pledged to banks	$921,619	$2,543,951
Accounts Receivable – others	3,914,521	847,984
	4,836,140	3,391,935
Less: allowances for doubtful accounts	(45,634)	(116,911)
Total	$4,790,506	$3,275,024

Under the terms of a revolving line of credit agreement with Bank of the West indicated in note 7, the revolving line of credit is secured by 70% of accounts receivable and all business assets of the Company and guaranteed by its officers.

Concentrations in Accounts Receivable - at December 31, 2008, no customer accounted for more than 10% of the Company’s accounts receivable. At December 31, 2007, one customer accounted for more than 10% of the Company’s accounts receivable, with total amounts of $672,186, representing 21% of total accounts receivable in aggregate.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

6.     INVENTORIES

Inventories by major categories are summarized as follows:

	2008	2007

Raw materials	$752,249	$254,265
Work in progress	1,107,857	-
Finished goods	1,914,021	2,078,883

	3,774,127	2,333,148
Less: allowances for slowing moving items	19,362	-
Total	$3,754,765	$2,333,148

7.     PROPERTY AND EQUIPMENT

Property and equipment, which is located in the USA and PRC, consisted of the following at December 31, 2008:

	2008	2007
Vehicles	$248,112	$174,663
Furniture & fixtures	100,346	4,496
Equipment	1,107,151	768,734
Software	37,237	35,461
Leasehold improvements	57,669	9,170

	1,550,515	992,524
Less: accumulated depreciation	(627,791)	(447,030)

Construction in progress	430,815	-

Total	$1,353,539	$545,494

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

8.      INTANGIBLE ASSET

The intangible asset of $1,101,000 represents the brand name of “AmeriSolar” and the Company acquired this brand name by the issuance of 300,000 restricted shares. The value is 1,101,000 or $3.67 per share. The “AMERISOLAR” modules are backed by ISO 9001:2000 and ISO 14000 environmental quality certifications along with our commitment to provide the highest quality products.

The brand name is carried at cost and is not being amortized. If an intangible asset has an indefinite useful life it is not amortized. The useful life of an intangible asset is the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. If no legal, regulatory, contractual, competitive, economic or other factors limit the useful life of the asset it shall be considered to be indefinite.  In recording of the brand name is was determined that the expected useful life is indefinite and cash flows from the brand name are expected to contribute to the Company over an indefinite period of time.

9.      DEPOSITS PAID FOR INVESTMENT

The deposits paid for investment represents Investment in Tomii International and Investment in Worldwide Energy and Manufacturing Ningbo (Solar factory) Co., Ltd, amounting to $51,876 and $1,673,100. The $51,876 gave Worldwide a 21% interest in Tomii International which is developing a pocket translation device for Chinese and English. The investment of $1,673,100 is for registered capital and working capital for the Ningbo Solar factory located in China.

10.   BANK LOAN

As of December 31, 2008, the Company has the following line of credit:

Banker	Amount of the credit line	Loan period	Interest rate	Secured by	Balance as at December 31, 2008

Bank of the West	$1,025,000	5/20/2008 -6/1/2011	Wall Street Journal prime + 0.5%	70% Accounts receivable + 50% inventory	$921,619

Total loans					$921,619
Less: long term portion					(921,619)
					$-

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

10.    BANK LOAN – (CONTINUED)

For maturities of long-term loans are as follows as of December 31, 2008:

June 1, 2011	$921,619

On May 20, 2008 the Company paid off its line of credit with Well Fargo in the amount of $960,000 and established a new credit facility with Bank of the West. Under the terms of the revolving line of credit agreement with Bank of the West dated May 20, 2008, the Company could borrow up to $3,025,000 at a rate of 5% this rate is subject to change based on the prime rate for both credit lines. The revolving line of credit is secured by the assets of the Company and guaranteed by its officers.

The Company can borrow up to $2,000,000 and $1,025,000 within two credit lines. The maturity date of these two credit lines is May 20, 2009 and June 1, 2011 respectively. The balance outstanding as of March 31, 2009 is $1,300,000, and $700,000 is still available for use on the line of credit. Additionally, the second line of credit has a balance of $877,869 as of March 31, 2009, with $147,131 still available for use of equipment and facility purchases.

11.    STOCK TRANSACTION

On January 1, 2008, the Company issued 15,040 shares of its common stock to outside consultants and 20,000 shares of its common stock to an employee, valued at $128,597, fair value, which is reflected in stock based compensation expense. In addition, the Company’s stock symbol changed from “WWMU” to “WEMU” in the first quarter of 2008 to better reflect the Company’s change in focus to the renewable clean energy sector.

In February of 2008, Worldwide established a solar division that focuses on photovoltaic module technology under the brand name of “AmeriSolar.”  On February 25, 2008, the Company changed its name from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc. in order to reflect its expansion into the solar energy industry. The Company issued 300,000 restricted shares for the AmeriSolar brand name. This division generated $30,999,962 in sales for period ending December 31, 2008.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

11.    STOCK TRANSACTION – (CONTINUED)

On June 23, 2008, the Company received subscriptions for the sale of an aggregate of $4,747,970.50 or 1,055,103 shares of common stock and the Company received the net amount of $4,356,009 after the deduction of the offering expenses of $391,961.50. Concurrently with the issuance of the Shares, the Company also issued an aggregate of 685,817 Series A Warrants of the Company (the “Series A Warrants”) and an aggregate of 369,286 Series B Warrants of the Company (the “Series B Warrants”). The Series A Warrants are exercisable for a period of 24 months from closing at an exercise price of $7.00 per share. The Series B Warrants are exercisable for a period of 36 months from the closing at an exercise price of $9.00 per share. The Series A and Series B Warrants provide the investors with full ratchet anti-dilution protection with relation to the exercise price of the warrant for a period of 18 months from the closing. The Series A and Series B Warrants may not be exercised if, after such exercise, such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, more than 9.99% of the number of shares of common stock then issued and outstanding.

On July 24, 2008, the Company received subscriptions for the sale of an aggregate of $252,027 or 56,006 shares of common stock (the “Shares”). Concurrently with the issuance of the Shares, the Company also issued an aggregate of 36,404 Series A Warrants of the Company (the “Series A Warrants”) and an aggregate of 19,602 Series B Warrants of the Company (the “Series B Warrants”). The Series A Warrants are exercisable for a period of 24 months from closing at an exercise price of $7.00 per share.  The Series B Warrants are exercisable for a period of 36 months from the closing at an exercise price of $9.00 per share.  The Series A and Series B Warrants provide the investors with full ratchet anti-dilution protection with relation to the exercise price of the warrant for a period of 18 months from the closing. The Series A and Series B Warrants may not be exercised if, after such exercise, such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, more than 9.99% of the number of shares of common stock then issued and outstanding. From these two sales of unregistered securities the Company received proceeds of $4,608,036.

The total number of common stock outstanding as of December 31, 2008 was 3,493,512.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

12.    PENSION PLAN AND STOCK OPTION PLAN

The Company established a SEP plan for the benefit of all full-time employees.  Contributions to the plan are limited to a statutory amount per employee.  No contributions were made for 2005 or 2006.  The Company also established a stock option plan for its employees on April 1, 2004.  The Company approved the plan to issue up to 300,000 shares of common stock.  The stock option plan provides employees, consultants and directors the opportunity to purchase shares.  The exercise price of an incentive stock option granted under this plan must be equal to or greater than the fair market value of the shares of the Company’s common stock on the date the option is granted.  The exercise price of a non-qualified option granted under this plan must be equal to or greater than 85% of the fair market value of the shares of the common stock on the date the option is granted.  An incentive stock option granted to an optionee owning more than 10% of the voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted. On April 1, 2004, the Board granted options to purchase 109,213 shares at an exercise price of $6.00 per share.

13.   RELATED PARTY TRANSACTIONS

The Company paid wages in the amount of $306,000 and $210,000 to certain stockholders, who are also members of the Board of Directors, as of December 31, 2008 and 2007 respectively.

Mr. Jimmy Wang and Mrs. Mindy Wang, who are principal stockholders, executive officers and members of the Board of Directors of the Company, have advanced funds to the Company for working capital purposes.  At December 31, 2008, the Company owed Jimmy and Mindy Wang $60,024.  The advances are interest bearing at 8% per annum, with a default interest rate of 10%. All unpaid amounts on this note are due in full on January 1, 2010.  The Company paid cash in the amount of $27,284 for interest expense to Mr. and Mrs. Wang for the year ended December 31, 2008.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

14.    OPERATING RISK

Interest rate risk

The interest rates and terms of repayment of bank and other borrowings from stockholders are disclosed in Note 5 and Note 8. Other financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in bank and bills and accounts receivable.  The credit risk on cash in bank is limited because the counterparties are recognized financial institutions.  Bills and accounts receivable are subjected to credit evaluations.  An allowance has been made for estimated irrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Foreign currency risk

Most of the transactions of the Company were settled in Renminbi, U.S. dollars and Euros.  Therefore, the Company has significant foreign currency risk exposure.

The Company’s operations are substantially in foreign countries:

Substantially all of the Company’s products are manufactured in China. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in China. Among other risks, the Company’s operations are subject to the risks of restrictions on transfer of funds; export duties, quotas, and embargoes; domestic and international customs and tariffs; changing taxation policies; foreign exchange restrictions; and political conditions and governmental regulations.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

15.    INCOME TAXES

The Company and its subsidiaries are included in a consolidated United States federal and state income tax return. The Company computes its provision for deferred federal income taxes using the liability method in which deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities for the Company and each of its subsidiaries, and are measured using the enacted tax rates. Income tax expense for the years ended December 31, 2008 and 2007 consists of the following:

2007	Current	Deferred	Total
Federal	$6,337	$-	$6,337
State	3,134	-	3,134
Foreign	4,893	-	4,893
	$14,364	$-	$14,364

2008	Current (Restated)	Deferred	Total (Restated)
Federal	$161,469	$-	$161,469
State	55,579	-	55,579
Foreign	67, 230	-	67, 230
	$284,278	$-	$284,278

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

16.    SEGMENT INFORMATION

The Company’s operations are classified into four principal reportable segments that provide different products or services.  Worldwide USA purchases and sells manufactured goods and solar modules from China procured by its subsidiary, Shanghai Intech Electro-Mechanical Products Co., Ltd. (“Intech Electro”).  Intech Electro provides technical advisory, design, delivery, material procurement, and manufacturing quality control services. Additionally, Intech Electro produces various types of electrical parts. Intech Precision is the Company’s die cast factory producing parts primarily in the auto industry. Detron is a power supply factory in Shanghai, China with designing and R & D capabilities.

Separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies, and because of the geographic location of each entity.

Segmental Data – 2008
Reportable Segments
(amounts in thousands)

	WWMUSA Manufacturing	Intech Electro	Intech Precision	Detron	Discontinued Operations	Total
External revenue	39,666	588	3,939	1,721	-	45,914
Intersegment revenue	-	6,025	-	-	-	6,025
Interest income	18	-	4	-	-	22
Interest expense	(93)	(27)	-	-	-	(120)
Depreciation	(13)	(26)	(7)	(77)	-	(123)
Net income (loss) after tax	438	382	144	35	2	1,001	(1)

Expenditures for long-lived assets	1	183	12	102	-	768

(1) $(216) in inter-company profit was eliminated in consolidation.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

16.   SEGMENT INFORMATION (CONTINUED)

Segmental Data – 2007
Reportable Segments
(amounts in thousands)

	WWMUSA	Intech Electro	Intech Precision	Discontinued Operations	Total
External revenue	8,723	298	2,845	267	12,133
Intersegment revenue	-	5,671	-	-	5,671
Interest income	7	2	4	-	13
Interest expense	(79)	-	-	-	(79)
Depreciation	(88)	(15)	(3)	(4)	(106)
Net income (loss) after tax	(81)	409	248	-	576	(1)

Expenditures for long-lived assets	23	23	128	-	174

(1) $5,010 in inter-company profit was eliminated in consolidation.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

17.    DISCONTINUED OPERATION

Changchun Chengde Automobile Air-Conditioner Co., Limited, the Company’s wholly owned air-condition factory that makes units for small trucks, ceased its business in May 2008.  The results of operations are recorded under the discontinued operations amounting $782 and $2,385 for the years ended December 31, 2008 and 2007 respectively. The discontinued operations incurred a loss on the disposal of $101,982.

18.    SUBSEQUENT EVENT

On November 10, 2008 the Company announced the establishment of a new solar module production and R&D facility. Worldwide Energy and Manufacturing has leased a 129K square-foot facility in Ningbo, China. This facility will house the Company’s research center and part of its photovoltaic (PV) manufacturing operations.

The city of Ningbo is about a two-hour and 15 minute drive from downtown Shanghai. The capacity of the factory is 60 to 80 megawatts per year. Based on current market prices for solar modules 60 to 80 megawatts equates to approximately US$225 million to $300 million in potential revenues per year.

In February of 2009 the Company filed an application to list its securities on the NASDAQ Capital Market. The Company has been responding to comments by NASDAQ and feels it meets all requirements for listing at this time with the exception of not having a bid price of $4.00 on its common shares.

19.    RESTATEMENT

On August 10, 2009, the management of Worldwide Energy and Manufacturing USA, Inc. concluded that its financial statements for the year ended December 31, 2008, which are included in its Form 10-K for the year ended December 31, 2008, did not properly account for certain items as of December 31, 2008 and for the year then ended in accordance with United States generally accepted accounting principles, and, as a result, the financial statements have been restated to correct the errors. In particular, the following items were not properly accounted for:

WORLDWIDE ENERGY AND MANUFACTURING USA, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	As Previously Reported	Retroactive Adjustment		As Restated

At December 31, 2008
- Prepaid and other current assets	$451,770		$206,770		$(245,000)
- Total current assets	$14,905,211		$14,660,221		$(245,000)
- Intangible assets	$1,101,000		$1,386,714		$285,714
- Total assets	$19,092,295		$19,133,009		$40,714
- Acquisition cost payable	$--		$285,714		$285,714
- Taxes payable	$0		$217,048		$217,048

- Total current liabilities	$6,622,731		$7,125,493		$502,762
- Total liabilities	$7,619,830		$8,122,592		$502,762
- Retained earnings	$4,259,533		$3,801,921		$(457,612)
- Accumulated other comprehensive income	$491,914		$487,478		$(4,436)
- Total stockholders’ equity	$10,859,826		$10,397,778		$(435,048)
- Total liabilities and stockholders’ equity	$19,092,295		$19,133,009		$40,714

Fiscal Year 2008
- Loss on Disposal	$0	$	(101,982)	$	(101,981)
- Gain on Disposal	$138,582		$0	$	(138,582)
- Total other expenses	$(237,750)		$(478,314)		$(240,564)
- Income from continuing operations before income taxes	$1,540,038		$1,299,474		$(240,564)
- Income from continuing operations before minority
Interest	$1,472,718		$1,015,106		$(457,612)
- Income from continuing operations	$1,456,875		$999,263		$(457,612)
- Net income	$1,459,260		$1,001,648		$(457,612)
- Foreign currency translation	$196,689		$192,253		$(4,436)
- Comprehensive income	$1,655,949		$1,193,901		$(462,048)
- Earnings Per Share	$0.53		$0.37		$(0.16)

The reclassification adjustments described above do not affect the previously reported balance sheet or results of operations for the fiscal year ended December 31, 2007.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description

2.1
Agreement for Sale and Purchase of Business Assets, dated September 1, 2004 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2004)

2.2
 Agreement for Sale and Purchase of Business Assets, dated February 25, 2005 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2005)

2.3	Agreement on Contractual Joint Venture dated February 3, 2008 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 17, 2008)

3.1	Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

3.2	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

3.3
Amendment to the Articles of Incorporation to change the name of the Company from Tabatha III, Inc. to Worldwide Manufacturing USA, Inc., filed with the Colorado Secretary of State on November 4, 2003((incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009),

3.4
Amendment to the Articles of Incorporation to change the name of the Company from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc., filed with the Colorado Secretary of State on February 4, 2008((incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

3.5	Amended and Restated Bylaws (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2010)

4.1	Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

4.2	Specimen Class A Convertible Preferred Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB/A filed with the Securities and Exchange Commission on October 11, 2000)

4.3
Form of Warrant (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 20
Form of Warrant (incorporated by reference from Form 8-K filed  with the Securities and Exchange Commission on February 10, 2010)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Common Stock Purchase Warrant (incorporated by reference from Form 10-KSB filed with the Securities and Exchange Commission on September 27, 2001)

10.2	Form of Securities Purchase Agreement dated June 23, 2008(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.3	Form of Series A Common Stock Purchase Warrant(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.4	Form of Series B Common Stock Purchase Warrant(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.5	Form of Lock-UP Agreement (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.6	Form of Securities Purchase Agreement dated July 24, 2008 (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008)

10.7	Form of Lock Up Agreement (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008)

10.8	Employment Agreement with Jimmy Wang (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009).

10.9	Employment Agreement with Mindy Wang (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.10	Employment Agreement with John Ballard (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.11	Employment Agreement with Jeff Watson (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.12	Form of Securities Purchase Agreement dated January 26, 2010 (incorporated by reference from Form 8-K/A filed with the Securities and Exchange Commission on January 29, 2010)

10.13	Form of Registration Rights Agreement dated January 26, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on January 28, 2010)

10.14	Form of Share Escrow Agreement dated January 26, 2010 (incorporated by reference from Form 8-K/A filed with the Securities and Exchange Commission on January 29, 2010)

10.15	Form of Amendment Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.16	Form of Securities Purchase Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.17	Form of Registration Rights Agreement dated February 9, 2010(incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.18	Form of Share Escrow Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.19	Form of Securities Purchase Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

14	Code of Ethics (incorporated by reference from Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

23.2	Consent of Child Van Wagoner & Bradshaw, PLLC*

___________

* Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than registration statements relying on Rule 430 (B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this  23rd day of March, 2010.

WORLDWIDE ENERGY & MANUFACTURING USA, INC.
By:	/s/ Jimmy Wang
	Name:	Jimmy Wang
	Title:	Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Gerald DeCiccio
	Name:	Gerald DiCiccio
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

By:	/s/ Jeff Watson
	Name:	Jeff Watson
	Title:	President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy Wang, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jimmy Wang Jimmy Wang	Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2010
/s/ Gerald DeCiccio Gerald DeCiccio	Chief Financial Officer(Principal Financial and Accounting Officer)	March 23, 2010
/s/ Jeff Watson Jeff Watson /s/ Mindy Wang Mindy Wang	President Secretary, Treasurer and Director	March 23, 2010 March 23, 2010
/s/ Jennifer Maliar Jennifer Maliar	Director	March 23, 2010
/s/ Michael Steingrebe Michael Steingrebe	Director	March 23, 2010

/s/ Jehu Hand Jehu Hand	Director	March 23, 2010
/s/ Lauren Byrne Lauren Byrne	Director	March 23, 2010

Exhibit Number	Description

2.1
Agreement for Sale and Purchase of Business Assets, dated September 1, 2004 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 7, 2004)

2.2
 Agreement for Sale and Purchase of Business Assets, dated February 25, 2005 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 28, 2005)

2.3	Agreement on Contractual Joint Venture dated February 3, 2008 (incorporated by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 17, 2008)

3.1	Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

3.2	Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

3.3
Amendment to the Articles of Incorporation to change the name of the Company from Tabatha III, Inc. to Worldwide Manufacturing USA, Inc., filed with the Colorado Secretary of State on November 4, 2003((incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009),

3.4
Amendment to the Articles of Incorporation to change the name of the Company from Worldwide Manufacturing USA, Inc. to Worldwide Energy and Manufacturing USA, Inc., filed with the Colorado Secretary of State on February 4, 2008((incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

3.5	Amended and Restated Bylaws (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2010)

4.1	Specimen Common Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000)

4.2	Specimen Class A Convertible Preferred Stock Certificate (incorporated by reference from Registration Statement on Form 10-SB/A filed with the Securities and Exchange Commission on October 11, 2000)

4.3
Form of Warrant (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 20
Form of Warrant (incorporated by reference from Form 8-K filed  with the Securities and Exchange Commission on February 10, 2010)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP*

10.1	Common Stock Purchase Warrant (incorporated by reference from Form 10-KSB filed with the Securities and Exchange Commission on September 27, 2001)

10.2	Form of Securities Purchase Agreement dated June 23, 2008(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.3	Form of Series A Common Stock Purchase Warrant(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.4	Form of Series B Common Stock Purchase Warrant(incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.5	Form of Lock-UP Agreement (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008)

10.6	Form of Securities Purchase Agreement dated July 24, 2008 (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008)

10.7	Form of Lock Up Agreement (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2008)

10.8	Employment Agreement with Jimmy Wang (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009).

10.9	Employment Agreement with Mindy Wang (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.10	Employment Agreement with John Ballard (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.11	Employment Agreement with Jeff Watson (incorporated by reference from Form 10-K filed with the Securities and Exchange Commission on April 14, 2009)

10.12	Form of Securities Purchase Agreement dated January 26, 2010 (incorporated by reference from Form 8-K/A filed with the Securities and Exchange Commission on January 29, 2010)

10.13	Form of Registration Rights Agreement dated January 26, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on January 28, 2010)

10.14	Form of Share Escrow Agreement dated January 26, 2010 (incorporated by reference from Form 8-K/A filed with the Securities and Exchange Commission on January 29, 2010)

10.15	Form of Amendment Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.16	Form of Securities Purchase Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.17	Form of Registration Rights Agreement dated February 9, 2010(incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.18	Form of Share Escrow Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

10.19	Form of Securities Purchase Agreement dated February 9, 2010 (incorporated by reference from Form 8-K filed with the Securities and Exchange Commission on February 10, 2010)

14	Code of Ethics (incorporated by reference from Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2005)

23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

23.2	Consent of Child Van Wagoner & Bradshaw, PLLC*

___________

* Filed herewith